                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant                          [X]
Filed by Party other than the Registrant         [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12



--------------------


                              eFunds Corporation
                (Name of Registrant as Specified In Its Charter)


         ---------------------------------------------------------------


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


---------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:


        ---------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:


        ---------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


        ---------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:


        ---------------------------------------------------------------

     5) Total fee paid:


        ---------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ---------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:


        ---------------------------------------------------------------

     3) Filing Party:


        ---------------------------------------------------------------

     4) Date Filed:


        ---------------------------------------------------------------

--------------------------------------------------------------------------------

                                                     eFunds Corporation
                                                     7272 E. Indian School Road
                                                     Suite 420
                                                     Scottsdale, Arizona 85251
[LOGO OF eFUNDS CORPORATION]


--------------------------------------------------------------------------------


                      NOTICE OF MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 19, 2001

To the Stockholders of eFunds Corporation:

    The 2001 annual meeting of stockholders will be held at the Marriott San Francisco Airport Hotel, 1800 Old Bayshore Highway, Burlingame, California, 94010, on Thursday, April 19, 2001, at 12:15 p.m. (PDT) for the following purposes:

    1. to elect 2 Directors to hold office until the 2004 annual meeting of stockholders;

    2. to consider and act upon a proposal to approve the eFunds Corporation Annual Incentive Plan;

    3. to consider and act upon a proposal to approve the eFunds Corporation 2000 Stock Incentive Plan;

    4. to consider and act upon a proposal to approve the eFunds Corporation Employee Stock Purchase Plan;

    5. to consider and act upon a proposal to ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2001; and

    6. to take action on any other business that may properly come before the meeting.

    Stockholders of record at the close of business on March 1, 2001 are entitled to vote at the meeting and at any adjournment thereof.

    Whether or not you expect to be present at the meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure the presence of a quorum and save the Company further solicitation expense. For your convenience, a return envelope is enclosed that requires no postage if mailed in the United States. If you attend the meeting in person, your proxy will be returned to you upon request. Telephonic and Internet voting are also permitted in accordance with the instructions set forth on your proxy card.

                                           By Order of the Board of Directors:


                                               Steven F. Coleman
March 15, 2001                                    Secretary


         Whether or not you expect to attend the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope or vote your proxy by telephone or through the Internet as directed on your proxy card. Thank you.

--------------------------------------------------------------------------------
                              eFUNDS CORPORATION

       7272 E. INDIAN SCHOOL ROAD, SUITE 420, SCOTTSDALE, ARIZONA 85251


--------------------------------------------------------------------------------
                                Proxy Statement
                2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                APRIL 19, 2001

    The accompanying proxy is solicited by the Board of Directors of eFunds Corporation (the "Company") in connection with the 2001 annual meeting (including any adjournments, the "Meeting") of stockholders of the Company to be held April 19, 2001.

    The cost of soliciting proxies, including the cost of preparing and mailing the notice of the Meeting and this proxy statement, will be paid by the Company. Proxies will be solicited primarily by mailing this proxy statement to all stockholders entitled to vote at the Meeting. In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile or other means of communication by directors, officers and employees of the Company. These solicitors will not be specially compensated for such activities, but they may be reimbursed for any reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has also retained, at its expense, D.F. King. & Co., Inc., a proxy solicitation firm, to assist in the solicitation of proxies. The cost of such proxy solicitation services is expected to be less than $10,000. The Company may also reimburse brokers, banks and others holding shares in their names that are beneficially owned by others for the cost of forwarding proxy materials and obtaining proxies from their principals.

    A stockholder may revoke his or her proxy at any time before it is voted by written notice addressed to the Secretary at the offices of the Company, by filing another proxy bearing a later date with the Secretary, by submitting a new proxy by telephone or through the Internet or by appearing at the Meeting and voting in person. Unless revoked, all properly executed proxies will be voted. This proxy statement and enclosed form of proxy are first being mailed to stockholders on or about March 15, 2001. Telephonic and Internet voting are also permitted in accordance with the instructions on your proxy card.

    Only stockholders of record at the close of business on March 1, 2001 may vote at the Meeting. As of that date, there were 45,502,427 shares of common stock, $.01 par value per share ("Common Stock"), of the Company outstanding. Such shares constitute the only class of the Company's outstanding equity securities. Each stockholder of record is entitled to one vote for each share registered in his or her name on each matter presented at the Meeting. Cumulative voting is not permitted.

    Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by the holder of such shares. If no direction is made, such shares will be voted FOR the election of the nominees for the Company's Board of Directors named and the other matters described in this proxy statement. The persons named as proxies may also vote on any other matter to properly come before the Meeting. If a stockholder returns a proxy on which he or she elects to "abstain" from voting on any matter (or to "withhold authority" as to the election of any Director), the shares represented by such proxy will be considered present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If a proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority to vote certain of such shares on one or more matters, those shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered to be represented at the Meeting for purposes of calculating the vote with respect to such matters.

                         ITEM 1: ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides that the Board of Directors (the "Board") shall be divided into three classes of directors, with each class to be as nearly equal in size as possible. The term of each class of director is three years, with the term of one class expiring at each annual meeting of the stockholders of the Company. Currently, there are six directors. The term of the Class I directors (Jack Robinson and Sheila A. Penrose) expires at the Meeting. The terms of the Class II and Class III directors expire at the 2002 and 2003 annual meetings of the Company's stockholders, respectively.

                Nominees for Election to the Board of Directors
                        Class I (Term expiring in 2004)

Jack Robinson, age 46, became a director in June 2000. Mr. Robinson joined IBM Corporation in June 2000 as Vice President of Planning and Control for its Software Group. From January 2000 to June 2000, Mr. Robinson served as Chief Executive Officer of Personal Cuisine, Inc., a food service company. From November 1998 to January 2000, Mr. Robinson served as Vice President, Finance for the home and small business group of Dell Computer Corporation. From February 1998 through November 1998, Mr. Robinson served as President of the Foodservice unit of Sara Lee Bakery, a division of Sara Lee Corporation. Between July 1996 and February 1998, Mr. Robinson served as President of the Specialty Markets division of Sara Lee. Mr. Robinson joined Sara Lee in June 1993 as a Senior Vice President and Chief Financial Officer of its Sara Lee Bakery division. Sara Lee is a global packaged food and consumer products company.

Sheila A. Penrose, age 55, has served as the President of The Penrose Group, a provider of executive advisory services, since her retirement from Northern Trust Corporation in Chicago in September 2000. While with Northern Trust, Ms. Penrose served as President of Corporate and Institutional Services and as a member of the Management Committee. Northern Trust provides personal and institutional financial services on a worldwide basis. Ms. Penrose was employed by Northern Trust for more than 23 years and she continues to serve as Executive Advisor to this organization. Ms. Penrose was elected to the Board of Directors of the Company in December 2000.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ELECTION OF EACH NOMINEE NAMED ABOVE. Unless authority to vote is withheld, the persons named as proxies will vote FOR the election of each of the above-listed nominees. The affirmative vote of a majority of the shares represented and entitled to vote at the Meeting is required for the election of each director. If any of the nominees are not candidates for election at the Meeting, which is not presently anticipated, the persons named as proxies will vote for such other person or persons as may be nominated by the Board of Directors.

            Members of the Board of Directors Continuing in Office
                       Class II (Term Expiring in 2002)

Hatim A. Tyabji, age 57, became a director in June 2000. Mr. Tyabji has served as Chairman of the Datacard Group, a provider of card personalization and identity management products and services, since July 2000. Prior to joining Datacard, Mr. Tyabji served as chief executive officer and chairman of Saraide Inc., a provider of Internet and wireless data services, from September 1998 until March 2000. From November 1986 until March 1998, Mr. Tyabji served as president and chief executive officer of VeriFone, Inc., which was acquired by Hewlett Packard Company in June 1997. Mr. Tyabji also served as chairman of VeriFone from 1992 until 1998. VeriFone is a global provider of transaction automation systems and Internet commerce solutions. Mr. Tyabji also serves as a director of PubliCARD, Inc., Ariba, Inc., Smart Disk Corp., and Best Buy Company, Inc.

Janet M. Clarke, age 48, served as an executive vice president of Young & Rubicam and as chairman and CEO of its Knowledgebase Marketing subsidiary from February 2000 through February 2001. Young and Rubicam is a global marketing and communications organization and its Knowledgebase Marketing unit focuses on database marketing and customer relationship management. Prior to joining Young & Rubicam, Ms. Clarke served as managing director, global database marketing, for Citigroup's consumer business from May 1997 until February 2000. Citigroup is a diversified financial services company. Ms. Clarke is also a director of Cox Communications Incorporated and was elected to the Company's Board of Directors in December 2000.

            Members of the Board of Directors Continuing in Office
                       Class III (Term Expiring in 2003)

John A. Blanchard III, age 58, has served as Chief Executive Officer of the Company since March 1, 2000. Mr. Blanchard also serves as the Chairman of its Board of Directors. Mr. Blanchard served as President and Chief Executive Officer of Deluxe Corporation, the Company's former parent company ("Deluxe"), from May 1, 1995 until the spin-off (the "Spin-Off") of the Company from Deluxe in December 2000. Between May 1996 and the Spin-Off, Mr. Blanchard also served as Chairman of Deluxe's Board of Directors. From January 1994 to April 1995, Mr. Blanchard was executive vice president of General Instrument Corporation, a supplier of systems and equipment to the cable and satellite television industry. From 1991 to 1993, Mr. Blanchard was chairman and chief executive officer of Harbridge Merchant Services, a national credit card processing company. Previously, Mr. Blanchard was employed by American Telephone & Telegraph Company for 25 years, most recently as senior vice president responsible for national business sales. Mr. Blanchard also serves as a director of Wells Fargo and Company and ADC Telecommunications, Inc. ("ADC").

John J. (Jack) Boyle III, age 53, became a director in June 2000. Mr. Boyle currently serves as Chief Executive Officer of Cogentric, Inc., a web engineering company. From August 1994 to October 1999, Mr. Boyle served as President and Chief Executive Officer of Saville Systems, PLC, a maker and marketer of customer care and billing systems for the global telecommunications industry. Mr. Boyle served as Chairman of the Board of Directors of Saville Systems from April 1998 to October 1999. Saville Systems was acquired by ADC in October 1999 and Mr. Boyle served as a Senior Vice President of ADC from October 1999 through April 2000. Mr. Boyle also serves as a director of ADC.

Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth, as of February 28, 2001 (except as otherwise noted), the number of shares of Common Stock beneficially owned by each person who is known by the Company to beneficially own more than five percent of the Company's outstanding Common Stock, each Director, each person named in the Summary Compensation Table that appears elsewhere in this Proxy Statement (the "Named Executive Officers"), and all of the Directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed below have sole voting and investment power with respect to the shares of Common Stock owned by them.

    Name of Beneficial Owner        Amount and Nature of Beneficial Ownership      Percent of Outstanding Shares
    ------------------------        -----------------------------------------      -----------------------------
John A. Blanchard III/(1)/....................     680,419     ............................... 1.5%

Nikhil Sinha/(2)/.............................      62,273     ...............................   *

Paul H. Bristow...............................       2,000     ...............................   *

Steven F. Coleman/(3)/........................       4,297     ...............................   *

John J. (Jack) Boyle III......................       5,000     ...............................   *

Jack Robinson.................................       4,749     ...............................   *

Hatim A. Tyabj................................       3,140     ...............................   *

Janet M. Clarke...............................           0     ...............................   *

Sheila A. Penrose.............................      4,000      ...............................   *

Debra A. Janssen/(4)/.........................           0     ...............................   *

All Directors and
executive officers as
a group (10 persons)/(5)/.....................     765,878      ............................... 1.7%

------------------
  *  Less than 1%

(1) Includes 438,880 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(2) Includes 52,246 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(3) Includes 2,921 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

(4) Amount shown is derived from records maintained by the Company's transfer agent as Ms. Janssen left the employ of the Company in June 2000.

(5) Includes 494,047 shares receivable upon the exercise of options that are currently exercisable or will become exercisable within 60 days.

                          SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by our Chief Executive Officer, each of our other executive officers and one other individual who ceased to serve as an executive officer in 2000. This proxy statement refers to these individuals as the Named Executive Officers. As indicated below and for each year prior to 2000, the information set forth in this table reflects compensation earned within the Deluxe organization.

                                                                                                Long-Term
                                                   Annual Compensation                         Compensation
                                                   -------------------                   -----------------------
                                                                                                 Awards
                                                                                         -----------------------
                                                                                         Restricted Securities
                                                                           Other Annual     Stock   Underlying      All Other
Name and Principal Position                Year    Salary        Bonus     Compensation    Awards   Options/(1)/  Compensation/(2)/
---------------------------                ----    ------        -----     ------------    ------   ----------    ------------
John A. Blanchard III/(3)/..............   2000    $680,000    $1,360,000      $ 7,366          --    857,342      $3,898,833
     Chairman and Chief                    1999    $680,000    $  680,000      $22,866          --    185,000      $  136,400
     Executive Officer                     1998    $600,000    $1,200,000      $13,848          --    176,000      $   79,051

Dr. Nikhil Sinha/(4)/..................    2000    $300,000    $  105,000           --    $300,004    158,400      $    9,375
     Executive Vice                        1999    $175,000    $   87,500           --          --     25,000      $   28,846
     President, Global
     Corporate Development

Paul H. Bristow/(5)/...................    2000    $250,000    $   87,500           --          --    138,462      $   46,576
     Executive Vice President and
     CFO

Steven F. Coleman/(6)/.................    2000    $188,667    $   59,867           --          --     64,459      $   40,478
     Senior Vice President,                1999    $132,000    $   26,400           --          --      2,000      $   14,820
     General Counsel and Secretary         1998    $120,000    $   36,000           --          --      1,500      $   15,237

Debra A. Janssen/(7)/..................    2000    $150,002            --      $    75          --         --      $   32,743
     Former President and                  1999    $261,282    $  158,337      $ 8,719          --     25,000      $   17,476
     Chief Operating Officer               1998    $198,892    $  168,300      $ 2,467          --     10,000              --

(1) All of the options shown as granted prior to 2000 were granted by Deluxe. All of the options shown as granted in 2000 were granted by the Company pursuant to the Stock Incentive Plan or the Company's Stock Incentive Plan for Deluxe Conversion Awards.

(2) All other compensation consists of (a) annual contributions to qualified retirement plans and (b) amounts credited to a non-qualified supplemental retirement plan. For 2000, the amounts were: Mr. Blanchard - $22,100 and $8,300; Dr. Sinha - $9,375 and $0; Mr. Bristow $0 and $0; Mr. Coleman - $14,466 and $0; and Ms. Janssen - $11,310 and $0.

All other compensation also includes income recognized for relocation expense reimbursement in excess of deductible amounts, incidental relocation compensation and guaranteed minimum resale price allowances in respect of residences sold that was paid to executives under the Company's relocation program. The Named Executive Officers recognized income in the following amounts under this program: Mr. Bristow, $46,576 (2000) and Mr. Coleman, $19,031 (2000). All other compensation also includes payment of accrued vacation pay in connection with the transfer or termination of employment of the individuals shown. The Named Executive Officers recognized income in the following amounts under this program: Dr. Sinha, $28,846 (1999), Mr. Blanchard, $106,801 (2000), Mr. Coleman, $6,981 (2000) and Ms. Janssen, $20,641 (2000). The amounts received by Messrs. Blanchard and Coleman were paid by Deluxe. Ms. Janssen also received interest payments of $792 due to an inadvertent delay in the payment of some of her deferred compensation following the termination of her employment.

(3) Deluxe made a payment of $3,761,632 to Mr. Blanchard in 2000 in settlement of its supplemental retirement obligations to Mr. Blanchard. This amount is reflected in all other compensation. All amounts shown as paid to Mr. Blanchard were paid by Deluxe, other than the option grants shown for 2000. Mr. Blanchard also received an option to purchase 200,000 shares of Deluxe's common stock in January 2000.

(4) Dr. Sinha began employment with the Deluxe organization in April 1999. Dr. Sinha's 2000 restricted stock award was made by Deluxe and the valuation shown is based on the closing price of Deluxe's common stock ($28.1875) on January 28, 2000, the date this award was granted. Dr. Sinha forfeited this award in connection with the Spin-Off. See "Related Party Transactions"

(5) Mr. Bristow joined the Company in March 2000.

(6) The amounts paid to Mr. Coleman in 1999 and 1998 were paid by Deluxe, as was $22,000 and $13,200 of his 2000 salary and bonus, respectively.

(7) Ms. Janssen left the employ of the Company in June 2000.

            Compensation Committee Report on Executive Compensation

Introduction

    The Company's officer compensation program is designed to attract and retain the skilled executives who are responsible for ensuring the Company's future success in a competitive market for executive talent. The compensation program is also intended to align the interests of stockholders and management by linking both the short-and long-term compensation of the Company's executives to corporate performance and rewarding financial performance that increases stockholder value.

    The Compensation Committee (the "Compensation Committee") of the Board of Directors has overall responsibility for compensation actions affecting the Company's senior executives. The Compensation Committee is currently composed of four members of the Board of Directors, John J. (Jack) Boyle III (Chairperson), Hatim A. Tyabji, Janet M. Clarke and Sheila A. Penrose, who are not current or former officers or employees of the Company.

    The Compensation Committee is responsible for:

        . Developing an executive compensation philosophy and related administrative policies;

        .  Administering the Company's equity-based compensation programs;

        . Commencing in 2001, determining the compensation of the Chief Executive Officer (the "CEO") and the Company's other senior executives (together with the CEO, the "Officers") and ensuring that the Company's compensation programs are competitive;

        . Approving the design of short-and long-term incentive compensation programs for the Officers and certain other divisional executives (the "Divisional Executives"); and

        . Establishing performance measurements and compensation awards under the Company's short- and long-term incentive compensation programs for the Officers and monitoring the measurements and awards for the Divisional Executives to ensure that they are consistent with the Company's compensation philosophy and goals.

     The Compensation Committe has access to and meets with independent compensation consultants regarding industry compensation levels and practices.The Compensation Committee uses compensation uses compensation survey data from peer groups selected from among publicly traded companies to provide comparative data on the appropriate mix of compensation elements and overall compensation levels for the Company's Officers and Divisional Executives.

Officer Compensation Program

    Prior to the Company's initial public offering in June of 2000, the Company was a wholly-owned subsidiary of Deluxe. As a result, the base salaries of Mr. Blanchard and the other Named Executive Officers in 2000 were determined by the compensation committee of Deluxe within the parameters of Deluxe's officer compensation programs. Generally speaking, the Deluxe compensation committee sought to place the base salaries of officers at the median of similar positions derived from peer group surveys and total cash compensation (base salary plus incentives) was directed between the 50th and 65th percentile of the companies in the surveys, rising above such levels if the target goals set by the committee were achieved and falling below these levels if the performance goals are not attained. All of Mr. Blanchard's 2000 base salary was paid by Deluxe, as was Mr. Coleman's salary for the first two months of 2000.

    The Deluxe compensation committee also approved the performance criteria applicable to the 2000 incentive compensation of Mr. Blanchard and the other Named Executive Officers. All of Mr. Blanchard's 2000 bonus and Mr. Coleman's bonus for the first two months of 2000 were based on performance goals related to the overall financial performance of Deluxe. The bonus opportunities for the other Named Executive Officers (and for ten months of 2000 with regard to Mr. Coleman) were based upon the Company's revenue and a metric designed to measure the effectiveness of the Company's investment of its funds, in each case determined without regard to the Company's government services and information technology businesses.

    Following the close of the third quarter of 2000, the Compensation Committee reviewed the progress of the Company against the performance parameters established through the Deluxe compensation committee and determined that, despite the Company's many accomplishments in a challenging transition year, the Company was unlikely to achieve the aggressive original goals set for its incentive compensation program. Recognizing that the year 2000 was an unusual transition year for the Company, the Compensation Committee then determined that the bonuses to the Officers for the year 2000 would be paid at the rate of 70% of target, if the Company achieved certain revenue and earnings targets recommended by management and approved by the Compensation Committee for the fourth fiscal quarter. These fourth quarter goals were achieved and the incentive awards for 2000 were paid at 70% of the level established by the Committee (prorated in the case of Messrs. Bristow and Coleman to reflect the term of their service to the Company in 2000). $13,200 of Mr. Coleman's bonus for 2000 was paid by Deluxe in respect of his service with Deluxe through February 2000. All of Mr. Blanchard's incentive compensation in 2000 was paid by Deluxe.

    The third element of the Company's compensation program involves stock options issued under the Company's Stock Incentive Plan. As part of the strategy to emphasize performance-based compensation, the level of long-term incentive grants for 2000 was, consistent with the recommendation of the Deluxe compensation committee, targeted at approximately double the expected annual grant levels to provide an appropriate level of incentive compensation in connection with the Company's initial public offering (the "IPO"). In addition, Mr. Sinha received an option for 38,462 shares in connection with the Company's initial public offering in consideration of the termination of options related to our professional services business that were provided to him under a prior employment agreement. Messrs. Blanchard, Sinha and Coleman also received options pursuant to the Company's Stock Incentive Plan for Deluxe Conversion awards in connection with the Company's spin-off (the "Spin-Off") from Deluxe in respect of options they previously held to purchase shares of Deluxe. The purpose of this option conversion plan was to allow employees of Deluxe and the Company who held Deluxe options to maintain the same relative equity interest in the two companies as they held in the combined enterprise. The awards to the Named Executive Officers are described elsewhere herein under the caption "Option/SAR Grants in Last Fiscal Year."

2000 CEO Compensation

    During 2000, Mr. Blanchard, the Chairman and Chief Executive Officer of the Company, also served as the Chief Executive Officer and Chairman of Deluxe until the Spin-Off. Mr. Blanchard's salary and bonus for 2000 were determined and paid by Deluxe.

    Mr. Blanchard was also awarded a ten-year, non-qualified stock option to purchase 418,462 shares of Common Stock in connection with the Company's IPO. This option is exercisable at $13.00 per share and will vest in three equal annual installments commencing on June 26, 2001 (subject to acceleration upon the occurrence of certain events customarily included in the Company's form of non-qualified option agreements and in the event of certain defined changes in control of the Company).

Compliance with Section 162(m) of the Internal Revenue Code

    The Compensation Committee believes that it is important for the Company to be able to take all available tax deductions with respect to the compensation paid to its executive officers. Therefore, the Company intends to seek to qualify for all available tax deductions related to executive compensation.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), contains limitations governing the deductibility of compensation in excess of $1 million paid to the five named executive officers of publicly traded companies. The Committee expects that all performance-based compensation paid by the Company in 2000 to the Named Executive Officers will qualify for deductibility because the compensation is below the threshold for non-deductibility provided in Section 162(m). The Committee believes the amounts paid to the Officers and Divisional Executives provide the Company's senior management team with a competitive level of compensation.

Members of the Compensation Committee

John J. (Jack) Boyle III, Chairman
Hatim A. Tyabji
Janet M. Clarke
Sheila A. Penrose

                  OPTIONS/SAR GRANTS IN LAST FISCAL YEAR/(1)/


------------------------------------------------------------------------------------------------------------------------------
                                                                                          Potential Realizable Value at
                                                                                          Assumed Annual Rates of Stock
                                                                                          Price Appreciation for Option
                                                  Individual Grants                       Term/(2)/
------------------------------------------------------------------------------------------------------------------------------
                             Number of        % of Total
        Name                Securities       Options/SARs
                            Underlying        Granted to      Exercise or     Expiration          5% ($)            10% ($)
                           Options/SARs      Employees in      Base Price        Date
                              Granted        Fiscal Year
------------------------------------------------------------------------------------------------------------------------------
John A. Blanchard/(3)/        418,462              7.63%        $  13.00         6/26/10         $3,423,019        $8,670,533
                              35,838*               .65%        $13.1878          5/1/05         $        0        $   97,558
                              38,595*               .65%        $12.8661          2/9/06         $   15,203        $  165,337
                              55,136*              1.01%        $13.1878         1/31/07         $   38,716        $  308,883
                              97,039*              1.77%        $14.1527        12/29/05         $        0        $  262,714
                             102,001*              1.86%        $15.4125        12/29/05         $        0        $  147,646
                             110,271*              2.01%        $11.4455        12/29/05         $  187,957        $  597,062

------------------------------------------------------------------------------------------------------------------------------
Nikhil Sinha                  144,616              2.64%        $  13.00         6/26/10         $1,182,959        $2,996,444
                              13,784*               .25%        $16.1094        12/29/05         $        0        $   10,346

------------------------------------------------------------------------------------------------------------------------------
Paul H. Bristow               138,462              2.52%        $  13.00         6/26/10         $1,132,619        $2,868,933

------------------------------------------------------------------------------------------------------------------------------
Steven F. Coleman              61,538              1.12%        $  13.00         6/26/10         $  503,381        $1,275,067
                                 440*               .01%        $  12.87          2/9/06         $      172        $    1,883
                                 551*               .01%        $13.1878         1/31/07         $      387        $    3,087
                                 827*               .02%        $14.1527        12/29/05         $        0        $    2,239
                               1,103*               .02%        $15.2785        12/29/05         $        0        $    1,744
------------------------------------------------------------------------------------------------------------------------------
Debra A. Janssen                    0          -----              -----          -----              -----            -----
------------------------------------------------------------------------------------------------------------------------------

* Denotes an option (a "Conversion Option") granted in connection with the Spin-Off pursuant to the Company's Stock Incentive Plan for Deluxe Conversion Awards in respect of previously-owned options to purchase shares of Deluxe.

(1) The options shown were granted at an exercise price not less than the fair market value of the Common Stock on the date of grant. The options, other than the Conversion Options, are exercisable in cumulative installments of 33-1/3 percent on each anniversary of the date of grant, provided that the option holder is then employed by the Company and provided further that options to purchase 38,462 shares at $13.00 per share held by Dr. Sinha vested and became exercisable 30 days following the Spin-Off. The vesting of the options is subject to acceleration in the event of the death, disability or approved retirement of the optionee. In addition, the vesting of the options are subject to acceleration in the event of certain defined changes in control of the Company and the termination of the employment of the holder without cause. All of the Conversion Options became exercisable immediately following the Spin-Off. No stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during 2000. All of the options shown, other than the Conversion Options, contain a reload feature.

(2) The assumed 5 and 10 percent annual stock price appreciation is shown for illustrative purposes only. The closing price of the Company's Common Stock on December 11, 2000, the date (The "Conversion Option Grant Date") of grant for the Conversion Options, was $10.25.

(3) Mr. Blanchard also received a ten-year option to purchase 200,000 shares of Deluxe common stock, at $26.6875 per share, from Deluxe. The original exercise price of this option was reduced to $20.3769 following the issuance of the related Conversion Option to purchase 110,271 shares in connection with the Spin-Off. The option now expires on December 29, 2005. Assuming that the price of Deluxe's stock increases at a rate of 5 and 10 percent following the Conversion Option Grant Date until the expiration of this option, it has a potential realizable value of $2,059,197 and $3,789,040, respectively. This option represented 15.49% of the total number of options granted by Deluxe to its employees in 2000.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

---------------------------------------------------------------------------------------------------------------------------
                                                     Number of Securities Underlying           Value of Unexercised
                                                       Unexercised Options/SARS at         In-The-Money Options/SARS at
                                                             Fiscal Year End                   Fiscal Year End (1)
---------------------------------------------------------------------------------------------------------------------------
                    Shares
Name                Acquired on     Value Realized     Exercisable     Unexercisable    Exercisable/(2)/ Unexercisable/(2)/
                    Exercise
---------------------------------------------------------------------------------------------------------------------------
John A.                         0               $0         438,880           418,462             $0                 $0
Blanchard III
---------------------------------------------------------------------------------------------------------------------------
Nikhil Sinha                    0               $0          52,246           106,154             $0                 $0
---------------------------------------------------------------------------------------------------------------------------
Paul H. Bristow                 0               $0               0           138,462             $0                 $0
---------------------------------------------------------------------------------------------------------------------------
Steven F. Coleman               0               $0           2,921            61,538             $0                 $0
---------------------------------------------------------------------------------------------------------------------------
Debra A. Janssen                0               $0               0                 0             $0                 $0
---------------------------------------------------------------------------------------------------------------------------

(1)  None of the Named Executive Officers held or exercised any SARs in 2000.

(2) The value of the options at December 31, 2000 was determined by multiplying the difference between the exercise prices of the options and the closing price of the Company's Common Stock on December 31, 2000 ($9.1875 per share) by the number of shares underlying the options.

Employment Agreements

John A. Blanchard III. We have entered into an Executive Employment Agreement with Mr. Blanchard related to his service as our Chairman and Chief Executive Officer. The term of the agreement began as of the date of the Spin-Off and expires on December 31, 2002, subject to extension upon the agreement of the parties. Under the agreement, Mr. Blanchard receives a salary of $680,000, subject to increase at the discretion of our Board of Directors. Mr. Blanchard is also eligible to receive annual cash bonuses on the same basis that eFunds pays bonuses to its other executives, with a target bonus that was originally equal to his base salary. By agreement of the parties, Mr. Blanchard's target bonus opportunity has been reduced to 67% of his base salary. In recognition of the termination of Mr. Blanchard's supplemental retirement benefits with Deluxe, Mr. Blanchard is also entitled to receive $490,768 from us on or about January 2, 2003. This amount is reflective of the present value on that date of the supplemental retirement benefits Mr. Blanchard would have been entitled to under his supplemental retirement benefit plan with Deluxe if that plan was continued throughout the original term of his Executive Employment Agreement. Mr. Blanchard has the option to receive the economic equivalent of this benefit on an annuity basis for 15 years following his retirement.

     If we terminate Mr. Blanchard's employment other than for cause, or if Mr. Blanchard terminates his employment for good reason, Mr. Blanchard is entitled to a lump sum payment equal to:

 .    the sum of (1) his unpaid base salary due through the date of termination,
     (2) the product of his most recent annual bonus and the fraction of the year he was employed and (3) any deferred compensation and any accrued vacation pay;

 .    an amount equal to the annual base salary that Mr. Blanchard would have earned during the remaining term of his Executive Employment Agreement had his employment not been terminated; and

 .    an amount equal to the annual bonus that Mr. Blanchard would have earned had he remained continuously employed throughout the employment period and been awarded his annual target bonus amount to the extent this bonus amount has not theretofore been paid.

     In addition, upon any such termination of Mr. Blanchard's employment, Mr. Blanchard will be entitled to continue to participate in all of our benefit plans, including medical, disability, life and other health insurance benefits and to certain out-placement services. All unvested options granted to Mr. Blanchard will immediately vest and remain exercisable for the lesser of a five year period or their remaining term and any other restricted shares and restricted stock units held by Mr. Blanchard under the stock incentive plan will vest and be converted into shares of common stock on the date of any termination other than for cause or for good reason. Mr. Blanchard would also be entitled to retain and earn any performance-based awards previously received under the stock incentive plan as if he had continued in our employ until the expiration of the relevant performance period. Any options granted to Mr. Blanchard will also vest and remain exercisable for the lesser of five years following any termination of Mr. Blanchard's employment upon the expiration of his Executive Employment Agreement or their remaining term. In the event Mr. Blanchard's employment is terminated following any change in control of the Company, the post-termination provisions of his Change in Control Agreement (described below) would govern the payments to be made to him instead of his Executive Employment Agreement.

     Mr. Blanchard's Executive Employment Agreement also provides that if any payment or benefit received or to be received by Mr. Blanchard would be subject to the federal excise tax on "excess parachute payments," the Company will pay Mr. Blanchard such additional amount as may be necessary so that he realizes, after the payment of the excise tax and any income tax or excise tax on that additional amount, the amount of such compensation.

Dr. Nikhil Sinha, Paul H. Bristow, and Steven F. Coleman. We have entered into letter agreements with each of Messrs. Sinha, Bristow and Coleman that contain a severance provision allowing them to receive one year's base salary plus a second year of income continuation if we terminate their employment with us for reasons other than their willful misconduct, gross negligence or unlawful actions toward us or towards others involved with our business.

Change in Control Agreements

     We have entered into Change in Control Agreements with each of Messrs. Blanchard, Sinha, Bristow and Coleman. These agreements are designed to diminish the distractions that could be caused by the personal uncertainties and risks associated with changes of control and other significant business combinations involving the Company by providing these officers with assurances regarding their compensation and benefits expectations under such circumstances.

     Under the Change in Control Agreements, each of these officers agrees to remain in our employ, and we agreed to continue to employ each officer, until the third anniversary following any "business combination" involving the Company. During that three-year period, each officer is entitled to maintain a position, authority, duties and responsibilities at least commensurate with the most significant of those held by the officer during the 180 day period prior to the effective date of the change in control. The base salary of the officer may not be reduced below that earned by the officer during the twelve month period preceding the effective date of the business combination. In determining any increase in an officer's base salary during the three year period, the officer is to be treated in a manner consistent with other peer executives. The officers are also entitled to receive annual bonus payments, stock option grants and other benefits during the three year period on the same objective basis as other peer executives.

     If, during the three year period, we terminate an officer's employment other than for "cause" or "disability" or the officer terminates his employment for "good reason," the officer is entitled to a lump sum payment equal to the sum of any unpaid base salary, accrued vacation pay and any unpaid portions of incentive awards earned by the executive prior to the date of termination. In addition, the officer is entitled to receive a lump sum payment equal to three times the sum of the officer's annual base salary and the officer's historical or target incentive award, plus the amount that we would have contributed to the retirement plans in which the officer participated prior to his termination in respect of such sum. The officers are also entitled to the continuation of their medical, disability, life and other health insurance benefits for up to a three year period after a qualifying termination and to certain out-placement services.

     All unvested options granted to an officer vest and remain exercisable for the lesser of a five year period or their remaining term following a qualifying termination and all other restricted shares and restricted stock units held by the officer under our stock incentive plan vest and are converted into shares of common stock on the date of any such termination.

     The agreements also provide that if any payment or benefit received or to be received by an officer, whether or not pursuant to his change in control agreement, would be subject to the federal excise tax on "excess parachute payments," we will pay to the officer such additional amount as may be necessary so that the officer realizes, after the payment of such excise tax and any income tax or excise tax on such additional amount, the amount of such compensation.

Deferred Compensation Plan

The Company's Deferred Compensation Plan permits eligible employees to defer receipt of up to 90% of their base salary and any incentive payment or payments received by them. Amounts deferred under the Plan are payable on the earlier to occur of the participant's termination of employment, disability, death or the date for payment selected by the participant. Deferred amounts are credited with gains and losses based on the performance of deemed investment options selected by the participant. 39 people are currently participating in this Plan.

Related Party Transactions

Prior to joining the Deluxe group of companies in 1999, Dr. Sinha was a 50% partner in a consulting firm employed by Deluxe in connection with the establishment of its joint venture with HCL Corporation. The consulting firm provided international development consulting services to Deluxe at per diem rates subject to minimum amounts. Dr. Sinha received an option to purchase 38,462 shares of Common Stock at $13.00 per share in connection with our initial public offering in consideration of the termination of certain options related to this business that were granted to him after Deluxe acquired HCL's interest in it.

Dr. Sinha received a restricted stock award from Deluxe in 2000 covering 11,456 Deluxe shares as a retention incentive. Dr. Sinha agreed to forfeit this award in connection with the Spin-Off, subject to the condition that the Company grant him a restricted stock award having an equivalent value as of the date of the Spin-Off. In January 2001, we granted restricted stock rights to Dr. Sinha that are convertible into 31,510 shares of Common Stock in June 2001.

                          TOTAL STOCKHOLDERS RETURN*
                     Comparison of Cumulative Total Return
                            (Dividends Reinvested)
                  eFunds Corporation, Nasdaq Composite Index
            And Nasdaq Computer and Data Processing Services Index

-----------------------------------------------------------------------------
                                  June 27, 2000       December 31, 2000
-----------------------------------------------------------------------------
             eFUNDS                  $100.00                 $70.67
-----------------------------------------------------------------------------
     Nasdaq Composite Index          $100.00                 $64.09
-----------------------------------------------------------------------------
    Nasdaq Computer and Data
   Processing Services Index         $100.00                 $57.01
-----------------------------------------------------------------------------



                           TOTAL STOCKHOLDER RETURN*
                        Comparison of Cumulative Return
                            (Dividends Reinvested)

                       [PERFORMANCE GRAPH APPEARS HERE]



*Assumes $100 invested on June 27, 2000 in eFunds Common Stock, the Nasdaq Composite Index and the Nasdaq Computer and Data Processing Services Index.

                    Meetings and Compensation of Directors

     There were three meetings of the Board of Directors in 2000.

     The Board of Directors has an Audit Committee, a Compensation Committee and a Committee on Board Affairs. A description of the Audit and Compensation Committees and the functions they perform is contained in their committee reports, which appear elsewhere in this proxy statement. During 2000, the Audit Committee was composed of Messrs. Robinson (Chairman), Boyle and Tyabji until December 8, 2000, when Ms. Penrose was elected to the Committee as the successor to Mr. Tyabji. The Audit Committee held two meetings in 2000.

     From June 2000 until December 8, 2000, the Compensation Committee was composed of Messrs. Boyle (Chairman), Robinson and Tyabji. In December 2000, Ms. Penrose and Ms. Clarke joined and Mr. Robinson ceased to serve on this Committee. The Compensation Committee held four meetings in 2000. The Committee on Board Affairs, consists of Messrs. Tyabji and Robinson and Ms. Clarke. This Committee was created in December 2000 and did not meet last year.

     The Committee on Board Affairs, in consultation with the Company's management, plans to identify prospective nominees for election to the Board and review their qualifications. The Committee on Board Affairs will also consider matters relating to management succession and report on such matters to the Board of Directors. The Committee on Board Affairs will consider nominees to the Board of Directors recommended by stockholders. Such recommendations should be submitted by mail, addressed to the Committee on Board Affairs in care of the Secretary of the Company.

     During 2000, each incumbent Director, attended at least 75 percent of the aggregate of: (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board on which he or she served.

     Directors who are employees of the Company do not receive compensation for their service on the Board other than their compensation as employees. During 2000, Directors who were not employees of the Company ("Independent Directors") each received a $15,000 annual board retainer, meeting fees of $1,000 and committee chair fees of $2,500. In addition to the foregoing, Independent Directors may receive compensation for the performance of duties assigned by the Board or its Committees that are considered beyond the scope of the ordinary responsibilities of Directors or Committee members.

     In February 2001, the Company adopted the eFunds Corporation Non-Employee Directors Deferred Compensation Program (the "Director Plan"). The purpose of the Director Plan is to provide an opportunity for Independent Directors to increase their ownership of Common Stock and thereby align their interest in the long-term success of the Company with that of the Company's other stockholders. Under the Director Plan, each Independent Director may, commencing in April 2001, elect to receive his or her board and committee fees in restricted stock rights in lieu of cash (with each restricted stock right being deemed to have a value equal to the fair market value of one share of Common Stock on the date of issuance of the restricted stock right). The restricted stock rights are credited to the Directors participating in the Director Plan quarterly and will vest and be converted into shares of Common Stock when the Director ceases to serve as a member of the Board. Each restricted stock right receives dividend equivalent payments equal to any cash dividend payments on one share of Common Stock. The restricted stock rights and any shares of Common Stock into which they are converted will be issued under the Stock Incentive Plan.

     Each Independent Director is to receive an annual option grant having an imputed value of $50,000 and each of Messrs. Boyle, Tyabji and Robinson received a non-qualified option to purchase 7,692 shares of Common Stock under the Stock Incentive Plan immediately prior to the consummation of our initial public offering pursuant to this program. The options issued to the Independent Directors vest in equal annual installments over a two year period following the date of grant and expire on the tenth anniversary of such date. The options also terminate three months following the date upon which a participant ceases to be a Director of the Company. For 2001, Messrs. Boyle, Tyabji and Robinson (each of whom joined the Board in June 2000) each received an option for 3,846 shares and Ms. Penrose and Ms. Clarke (each of whom joined the Board in December 2000) each received options for 7,692 shares.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee currently consists of four independent Directors, none of whom is or has been an Officer of the Company. The Company has no compensation committee interlocks--that is, no executive officer of the Company serves as a director or a compensation committee member of a company that had an executive officer contemporaneously serving on the Board or the Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and related regulations requires the Company's directors, executive officers, and any persons holding more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure of a Reporting Person to file a required report by the applicable due date during 2000. Based on its review of the reports submitted to it and on written representations from the Reporting Persons, the Company believes that each Reporting Person timely filed all required reports during this period, except that Deluxe filed a late report on Form 3 following the Company's initial public offering and Dr. Nikhil Sinha missed the filing deadline related to an open market purchase by him of shares of Common Stock in November 2000.

       ITEM 2: APPROVAL OF THE EFUNDS CORPORATION ANNUAL INCENTIVE PLAN

     Consistent with its responsibility to ensure that executive compensation is aligned with the interests of the Company's stockholders, the Compensation Committee, on January 31, 2001, recommended that the Company adopt the eFunds Corporation Annual Incentive Plan (the "Annual Incentive Plan") as the basic framework for the annual incentive opportunities to be extended to the Officers. In accordance with this recommendation, on February 16, 2001, the Board of Directors, subject to stockholder approval, adopted the Annual Incentive Plan. The Annual Incentive Plan is designed to afford the Compensation Committee flexibility in selecting the performance measurements associated with the incentive compensation for the Officers and to enable the Compensation Committee to continue to fashion management incentives so that the performance goals set for the Officers are reflective of stockholder interests. The Company is seeking stockholder approval of the Annual Incentive Plan to qualify compensation paid with respect to awards made thereunder as "qualified performance-based compensation," as defined in Section 162(m) of Code.

Overview of the Annual Incentive Plan

     Commencing in 2001, the Annual Incentive Plan is intended to act as the primary source of short-term cash incentive compensation for certain of the Officers selected by the Compensation Committee, including all of the Company's executive officers. The Annual Incentive Plan allows the Compensation Committee to base the incentive compensation of the executive officers named in the Company's annual proxy statement or otherwise designated as "Executives" by the Compensation Committee (the "Executives") upon a variety of objective indicators of corporate performance, such as revenues, margins, stock price and earnings. The performance goals may vary between Executives and may be made applicable to the Company as a whole, the individual in question or one or more identifiable business units. In addition, the achievements of the Executives may be measured against internal corporate objectives or compared to the corresponding results of preselected peer groups.

     The Compensation Committee intends to associate the incentive compensation of the Executives and other members of senior management with the achievement of objective corporate performance standards. It is expected that the Named Executive Officers will receive cash incentive compensation primarily under the Annual Incentive Plan. A portion of the incentive compensation of the other Officers may be derived from business unit-based incentive plans.

     The Board of Directors believes that the Annual Incentive Plan will further stockholder interests by enabling the Compensation Committee to tailor the incentives, and the compensation risks, of the Executives and other participants in such Plan to their specific responsibilities and the overall framework of corporate objectives.

Eligibility

     Participation in the Annual Incentive Plan will be limited to management and highly compensated employees selected by the Compensation Committee. The purpose of this limitation is to align the financial interests of the persons whose positions of responsibility can most directly affect the overall performance of the Company more closely with stockholder interests. Independent Directors will not participate in the Annual Incentive Plan. Participants in the Annual Incentive Plan are designated by the Committee as either "Executives" or "Other Participants." The executive officers of the Company that the Committee reasonably believes will be named in the Company's annual proxy statement must be designated as "Executives" and the incentive compensation for Executives must be based upon the achievement of objective indicators of corporate performance. There were approximately 18 persons employed by the Company and its subsidiaries as of January 1, 2001 whom the Compensation Committee believes would currently be eligible to receive awards under the Annual Incentive Plan.

Administration

     The Annual Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to select the individuals to whom awards are granted, to set the terms and conditions of such awards and to determine whether and under what conditions the payment of any amounts received under any award shall or may be converted into the right to receive shares of Common Stock or restricted stock rights. The Compensation Committee also has the authority to establish rules for the administration of the Annual Incentive Plan. Any determinations under and interpretations with respect to the Annual Incentive Plan are at the sole discretion of the Compensation Committee and these determinations and interpretations are binding on all interested parties. The Compensation Committee may delegate its powers and duties under the Annual Incentive Plan to one or more officers or a committee of officers; provided, however, that the Compensation Committee may not delegate its power to make determinations regarding officers or directors of the Company who are subject to
Section 16 of the Exchange Act, nor may it delegate any of its powers and duties under the Annual Incentive Plan in such a manner as would cause such Plan to fail to comply with any of the requirements of Section 162(m) of the Code.

Award Formula, Business Criteria

     Awards under the Annual Incentive Plan will be based on individual, pre-established criteria that will be set by the Compensation Committee not later than the 90th day of each annual performance period. For the Other Participants, the performance criteria are not required to be objective and may include financial and nonfinancial performance goals that are tied to the results achieved by such individual's business unit, the Company as a whole or to such individual's particular area of responsibility. Performance goals for Executives must be objective and must be based solely on one or more of the following criteria: sales or revenues, cost of sales, margins, income (including operating income), selling, general and administrative expense levels, other income (expense), effective tax rates, current ratios or other measures of liquidity, capital expenditures, transaction volumes or hours billed, system availability rates, cash flow, stock price, market share, earnings (on either a net or per share basis), earnings before any one or more of the following: (i) interest expense and/or income, (ii) taxes, (iii) depreciation and (iv) amortization, return on equity or costs, return on invested or average capital employed, cumulative total return to stockholders. These criteria may be linked to the participant's business unit or area of responsibility or the Company as a whole and may be evaluated on an annual or other periodic or cumulative basis. The Company's performance may or may not be compared to that of selected peer groups.

     The goal of the Annual Incentive Plan is to provide total compensation (base salary and annual incentive) that is both reflective of the compensation philosophy of the Compensation Committee and commensurate with the Company's performance. Each participant in the Annual Incentive Plan (collectively, the "Participants") receives an incentive payment for each year based on an overall targeted award level (the "Target Award"). The Target Award may be divided into one or more subcategories. Each category contained within a Target Award has a related performance factor and the percentage (the "Achievement Percentage") of a Target Award category paid to the Participant depends upon the Company's performance versus the performance factor applicable to that category. The Achievement Percentage applicable to each performance factor may be equal to or more or less than 100%.

     For example, the Committee may establish a Target Award equal to 50% of a Participant's base salary, with one-half of such Award dependent upon a performance factor related to the Company's revenues during the relevant performance period and one-half dependent upon a performance factor related to the Company's earnings for such period. The Committee would then establish Achievement Percentages for each of these performance factors based on the Company's revenues and earnings (i.e. 0% if the Company's revenues did not exceed $X, 100% if the Company's revenues exceed $Y and 150% if the Company's revenues exceeded $Z). The amount paid to the Participant would be determined based on a comparison of the Company's actual revenues and earnings for the performance period and the performance factors underlying the Target Award.

     To assist it in achieving the desired compensation levels, the Compensation Committee has retained the ability, in its sole discretion, to increase or reduce the amount of any incentive payment under the Annual Incentive Plan; provided, however, that the Compensation Committee may not increase the incentive compensation payable to any Executive for any performance period. Unless otherwise determined by the Compensation Committee, no incentive payments will be made under the Annual Incentive Plan to any Participant whose employment terminates prior to the earlier of the date of payment of the relevant award or the 90th day following the close of the relevant performance period.

Investment Elections

     The Compensation Committee may, in its discretion, allow Participants to elect to receive all or part of any benefits which may be paid to them under the Annual Incentive Plan in the form of shares of Common Stock or restricted stock rights issued under the Stock Incentive Plan. If no such election is made available, all benefits payable under the Annual Incentive Plan are paid in cash. If this option is made available to one or more Participants, prior to a date specified by the Compensation Committee, but in no event later than the 90th day of a Performance Period, each eligible Participant must elect whether to receive any benefits which may be paid to them under the Plan in respect of that Performance Period in cash or in the form of shares of Common Stock or restricted stock rights or a combination thereof (whichever is made available by the Committee). Participants who are to receive some percentage of their incentive payment in the form of cash shall be entitled to elect to defer their receipt of their incentive payment in accordance with the terms of any deferred compensation plan in effect at the time.

     In the event that an eligible Participant chooses to receive a portion of their incentive payment in the form of shares of Common Stock or restricted stock rights in lieu of cash (with the amount of cash so foregone being herein referred to as the "Share Dollar Amount"), the Participant shall be entitled to receive shares of Common Stock, restricted stock rights or a combination thereof (whichever option is made available by the Committee), having a fair market value on the date of issuance (as determined in accordance with the terms of the Stock Incentive Plan) of up to 125% of the Share Dollar Amount, with the amount of any premium to be offered being determined by the Compensation Committee.

     In the event an eligible Participant elects to receive some percentage of their incentive payment under the Annual Incentive Plan in the form of shares of Common Stock or restricted stock rights, such shares or restricted stock rights may be made subject to such forfeiture rights, vesting requirements and transfer restrictions as may be established by the Committee in the exercise of its sole discretion. Shares and restricted stock rights issued pursuant to the Annual Incentive Plan are not counted towards the annual award limitation provided for in the Stock Incentive Plan (See "Item--3 Approval of the eFunds Corporation 2000 Stock Incentive Plan").

     The Committee will determine whether a Participant who receives restricted stock rights under the Annual Incentive Plan will receive payments equivalent to any cash dividends declared on a corresponding number of shares of Common Stock before any such restricted stock rights are forfeited or exchanged for shares of Common Stock. Holders of restricted stock rights will not have any voting rights unless and until those rights are converted into shares of Common Stock.

     The Compensation Committee did not make the option to receive shares of Common Stock or restricted stock rights available to the 2001 Participants in the Annual Incentive Plan.

Restrictions on Awards and Transfers

     The maximum amount any Participant can receive under the Annual Incentive Plan in any one year is $2.0 million. Except as otherwise permitted by the Compensation Committee, no right to any incentive payments under the Plan may be transferred by a Participant other than by will or the laws of descent and distribution, although Participants may, if so determined by the Compensation Committee, designate beneficiaries to receive their payments upon their death. No right to any incentive payment may be sold, assigned, transferred, pledged or otherwise disposed of.

Federal Tax Consequences

     The following is a summary of the principal federal income tax consequences generally applicable to awards expected to be made under the Annual Incentive Plan. The amount of any cash received pursuant to such Plan will be taxable as ordinary income to a Participant. Subject to the usual rules concerning reasonable compensation, and assuming that the stockholders approve the Annual Incentive Plan, compensation paid under the Annual Incentive Plan will be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the Company will be entitled to a corresponding tax deduction at the time a Participant recognizes ordinary income from such Plan.

     Participants who receive shares of Common Stock or restricted stock rights pursuant to the Annual Incentive Plan that are not transferable and subject to a substantial risk of forfeiture must, unless a special election is made pursuant to the Code, recognize ordinary income equal to the fair market value of such securities as of the first time such securities become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company expects to be entitled to a corresponding tax deduction for its taxable year in which the Participant recognizes ordinary income. It is not anticipated that there will be any tax consequences to the Company in connection with a subsequent disposition of any securities acquired by a Participant pursuant to the Annual Incentive Plan. The Compensation Committee may, in its sole discretion and upon such terms and conditions as it may impose, permit Participants receiving awards to surrender shares of Common Stock (which shares may be either received upon the receipt of the award or previously owned by the Participant) to the Company to satisfy a Participant's federal and state tax obligations with respect to awards received under the Annual Incentive Plan.

Termination

     The Annual Incentive Plan will, subject to stockholder approval, be deemed effective as of January 1, 2001 and will terminate on December 31, 2005. No awards may be made after the termination of the Annual Incentive Plan, although any right to receive an incentive payment may continue after any termination of the Plan.

Amendment

     The Board of Directors may amend, alter or discontinue the Annual Incentive Plan at any time; provided, however, that stockholder approval must be obtained for any action that, absent such approval, would violate the rules or regulations of grants and awards made under the National Association of Securities Dealers, Inc. (the "NASD") or any securities exchange applicable to the Company. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Annual Incentive Plan in the manner and to the extent it shall deem desirable to carry the Annual Incentive Plan into effect. The Compensation Committee may waive any condition or rights of the Company under any outstanding award, prospectively or retroactively, without the consent of the holder or beneficiary of the award. Any other amendment or alteration of an outstanding award will require the consent of the holder or beneficiary thereof.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO APPROVE THE eFUNDS CORPORATION ANNUAL INCENTIVE PLAN. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Meeting will be necessary for such approval.

     If the Annual Incentive Plan is not approved by the stockholders, the Company expects to use a different incentive plan as the framework for its incentive compensation program. Any such alternative plan would not be expected to comply with Section 162(m) of the Code, with the result that some amounts paid by the Company thereunder may not be deductible for purposes of the Company's federal income taxes. Such a result could increase the cost of the Company's incentive compensation programs.

                  ITEM 3: APPROVAL OF THE eFUNDS CORPORATION
                           2000 STOCK INCENTIVE PLAN

Overview of the eFunds Stock Incentive Plan

    On June 5, 2000, the Board of Directors and the then sole stockholder of the Company, Deluxe, adopted and approved the eFunds Corporation 2000 Stock Incentive Plan (the "Stock Incentive Plan"). As originally adopted, the Stock Incentive Plan contained what is commonly referred to as an "evergreen" feature and provided that 20% of the Company's outstanding shares of Common Stock would be reserved at all times for awards made thereunder. In February 2001, the Board of Directors amended the Stock Incentive Plan to eliminate the evergreen feature and fix the number of shares reserved for issuance thereunder at 9,100,000. The Board also reduced the number of shares available under the Plan for issuance in the form of restricted shares or restricted stock rights from 910,000 to 455,000. The purpose of these amendments was to reduce the perceived size and cost of the Stock Incentive Plan and to help ensure its approval by the stockholders of the Company at the Meeting.

    The Board of Directors is seeking stockholder approval of the Stock Incentive Plan in order to qualify compensation paid thereunder as "qualified performance-based compensation," as defined in Section 162(m) of the Code. The Board of Directors believes that awards made under the Stock Incentive Plan have been and will continue to be a critical element of the Company's compensation and retention strategies and its efforts to align the compensation of the Officers with the long-term interests of the stockholders. As a result, the Company intends to continue to make awards under the Stock Incentive Plan even if it is not approved at the Meeting. A failure to approve the Plan could, however, cause the Company to lose its entitlement to a tax deduction for some of the compensation that could be paid thereunder, which could increase the cost of the Plan to the Company.

Administration

    The Stock Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to (i) select the individuals to whom awards are granted, (ii) determine the types of awards to be granted and the number of shares of Common Stock covered by such awards (or with respect to which payments, rights or other matters are to be calculated), (iii) set the terms and conditions of such awards, (iv) amend the terms and conditions of any award or award agreement and accelerate the exercisability of or the lapse of restrictions related to award, (v) determine whether, to what extent and under what circumstances awards made under the Stock Incentive Plan may be exercised using cash, shares of Common Stock, promissory notes, other securities or property or canceled, forfeited or suspended and (vi) determine whether the payment of any amounts received under any award shall or may be deferred. The Compensation Committee has the authority to interpret and administer the Stock Incentive Plan and any agreement relating to it or any award made thereunder and to establish rules for its administration. The determinations and interpretations of the Compensation Committee are binding on all interested parties. The Compensation Committee may delegate to one or more Directors, or a Committee of Directors, the Committee's powers and duties under the Plan; provided, however, that the Compensation Committee may not delegate any of its powers and duties under the Plan with respect to individuals who are subject to
Section 16 of the Exchange Act or in such a manner as would cause the Plan not to comply with Section 162(m) of the Code.

Terms of the Stock Incentive Plan

   The Stock Incentive Plan permits the granting of a variety of different types of awards: stock options; stock appreciation rights ("SARs"); restricted stock and restricted stock rights; performance awards; dividend equivalents; and other awards valued in whole or in part by reference to or otherwise based upon the value of the Common Stock ("Other Stock-Based Awards"). The Plan does not provide for the grant of Incentive Stock Options within the meaning of Section 422 of the Code. The Compensation Committee may grant reload options, which would provide for a new option to be granted to a Participant when the Participant pays the exercise price of a previously granted option and/or the applicable income tax amount payable upon exercise in shares of common stock. Reload options will have a per share exercise price equal to the fair market value of the Common Stock on the date of grant of the option. The issuance of any reload option will be subject to the availability of a sufficient number of shares under the Plan.

   Awards may be granted alone, in addition to, in tandem with or in substitution for any other award granted under the Stock Incentive Plan or any other compensation plan. Awards may be granted for no cash consideration, for such minimal cash consideration as may be required by applicable law or for such cash consideration as the Compensation Committee may determine. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of Common Stock or other securities, awards or property, or any combination thereof, all as the Compensation Committee shall determine. The exercise price per share under any stock option, the grant price of any SAR and the purchase price of any security which may be purchased under any Other Stock-Based Award may not be less than the fair market value of the Common Stock on the date of the grant of such option, SAR or Award. Determinations of fair market value under the Plan are made in accordance with methods and procedures established by the Compensation Committee and fair market value is generally determined by reference to the closing price of the Common Stock on Nasdaq on the relevant date.

   Options may be exercised by payment in full of the exercise price in whole or in part by the tendering of cash, shares of Common Stock, promissory notes or other consideration having a fair market value on the date the option is exercised equal to its exercise price, all as determined by the Compensation Committee. The term of each option granted under the Stock Incentive Plan is fixed by the Compensation Committee, but may not exceed ten years.

   The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Compensation Committee shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares of Common Stock over the grant price of the SAR. SARS granted under the Stock Incentive Plan may not have a term exceeding ten years.

   Shares of restricted stock and restricted stock rights are subject to such restrictions as the Compensation Committee may impose (including any limitations on the right to vote or the right to receive dividends). These restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Compensation Committee may determine. Shares of restricted stock and restricted stock rights may not be transferred by the holders thereof until the restrictions established by the Compensation Committee lapse. Holders of restricted stock rights have the right, subject to any terms and conditions imposed by the Compensation Committee, to receive shares of Common Stock at some future date. Upon termination of the holder's employment (as determined under criteria established by the Compensation Committee) during the applicable restriction period, shares of restricted stock and restricted stock rights are forfeited, provided that the Compensation Committee may, when it finds that a waiver would be in the best interests of the Company, waive all or part of any remaining restrictions.

   Performance awards provide the holder thereof the right to receive payments based, in whole or in part, upon the achievement of such goals during such performance periods as the Compensation Committee shall establish. A performance award granted under the Plan may be denominated or payable in cash, shares of Common Stock, restricted stock, restricted stock rights, other securities, awards or property. Dividend equivalents entitle the holder thereof to receive payments (in cash, shares of Common Stock or otherwise, as determined by the Compensation Committee) equivalent to the amount of cash dividends paid with respect to a number of shares of Common Stock determined by the Compensation Committee. The Compensation Committee is also authorized to establish the terms and conditions of Other Stock-Based Awards.

Restrictions on Awards and Transfers

   The Stock Incentive Plan provides that no person may be granted any award or awards thereunder the value of which is based solely on an increase in the value of the Common Stock after the granting of the award for more than an aggregate of 1,000,000 shares (subject to adjustment as described below) in any calendar year.

   No award granted under the Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted other than by will or the laws of descent and distribution, except that, if so determined by the Compensation Committee, a participant may, in the manner established by the Compensation Committee, (i) designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any property distributable with respect to any award upon the death of the participant or (ii) transfer any option award to any "Family Member" of a participant (as such term is defined in the General Instructions to Form S-8 under the Securities Act of 1933, as amended, or any successor instruction or form). Participants making transfers of options granted under the Stock Incentive Plan may not receive any value for the transfer and Family Members who receive any options from a participant may not make any subsequent transfer of the award other than by will or the laws of descent and distribution. Each award or right under any award shall be exercisable during a participant's lifetime only by the participant, or by a Family Member who receives the award pursuant to a transfer as described above, or if permissible under applicable law, by the participant's or the Family Member's guardian or legal representative.

Number of Shares Authorized Under Plan

   The aggregate number of shares of Common Stock that may be issued under all awards granted under the Stock Incentive Plan is 9,100,000 (subject to adjustment as described below). 455,000 shares are available for issuance under the Plan in the form of shares of restricted stock or in exchange for restricted stock rights or any combination thereof (subject to adjustment as described below). If any shares of Common Stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of any shares, the shares previously set aside for such award will be available for future awards under the Stock Incentive Plan. Shares of Common Stock underlying outstanding awards are counted against the aggregate number of shares available for awards under the Plan.

Adjustments

   If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company or other similar corporate transaction or event affects the outstanding shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Incentive Plan, the Compensation Committee shall, in such manner as it deems equitable, adjust
(a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards and (c) the purchase or exercise price with respect to any award.

Termination

   The Stock Incentive Plan will continue in effect until it is discontinued or terminated by the Board of Directors. No awards may be made under the Plan after its termination. However, unless otherwise expressly provided in the Plan or an applicable award agreement, any award granted under the Plan may extend beyond the term of the Plan.

Amendment

   The Board of Directors may amend, alter or discontinue the Stock Incentive Plan at any time, although stockholder approval must be obtained for any amendment to the Plan that requires prior approval of the stockholders of the Company under the rules or regulations of the Nasdaq National Market or any other securities exchange applicable to the Company. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Stock Incentive Plan or any award agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect. The Compensation Committee may waive any condition of, or rights of the Company under, any outstanding award, prospectively or retroactively. Neither the Compensation Committee nor the Board may amend, alter, suspend, discontinue or terminate any outstanding award, prospectively or retroactively, in any manner that would have an adverse effect on the rights of the holder of the award without the consent of that holder, except as otherwise provided in the relevant award agreement or the Plan.

Eligible Employees

   Any Officer, Director or employee of the Company and its affiliates and any consultant or advisor who provides services to the Company or its affiliates is eligible to receive an award under the Stock Incentive Plan. All of the Company's employees have received an option grant under the Stock

Incentive Plan, although eligibility for recurring annual grants will generally be limited to a group of key managers. There were approximately 85 persons employed by the Company and its subsidiaries as of January 1, 2001 who would be eligible as a class to receive recurring annual awards under the Plan if eligibility is limited to this key management group. A more expanded group of employees may receive awards on a bi-annual or other basis.

Independent Directors

   Each Independent Director may elect to receive his or her fees for service on the Board and the committees thereof in restricted stock rights that will be converted into shares of Common Stock when their service as a director ceases. These restricted stock rights are issued under the Stock Incentive Plan and this deferred compensation plan is more fully described under the heading "Meetings and Compensation of Directors." Each Independent Director also receives an annual option grant having an imputed value of approximately $50,000.

Federal Tax Consequences

   The grant of an option or SAR under the 2000 Stock Incentive Plan is not expected to result in any taxable income to the recipient. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price of the option, and the Company will generally be entitled at that time to a tax deduction in the same amount. Upon exercising a SAR, the amount of any cash and the fair market value on the exercise date of any shares of Common Stock received as part of such exercise are taxable to the recipient as ordinary income and generally deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option or an SAR.

   With respect to other awards granted under the Stock Incentive Plan that are payable in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income at the time of receipt equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award. The Company will generally be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to a substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income at the time the shares first become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier, equal to the excess of (a) the fair market value of the shares of Common Stock received (determined as of that time) over (b) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will generally be entitled at that time to a tax deduction in the same amount.

   Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR or when restricted stock rights or restricted shares are granted may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's corresponding tax deduction, are determined as of the end of such period.

   Under the Plan, the Compensation Committee may, in its discretion and upon such terms and conditions as it may impose, permit participants receiving or exercising awards to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the award) or other property to the Company to satisfy federal and state tax obligations

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE PROPOSAL TO ADOPT THE eFUNDS CORPORATION 2000 STOCK INCENTIVE PLAN. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Meeting will be necessary for the approval of the Stock Incentive Plan. If the 2000 Stock Incentive Plan is not approved by the stockholders, the Company expects to continue to use the Plan as the framework for its equity-based incentive compensation programs, but the Plan would not then be expected to comply with Section 162(m) of the Code, which could possibly increase its cost to the Company.

          ITEM 4: APPROVAL OF THE eFUNDS CORPORATION EMPLOYEE STOCK
                                 PURCHASE PLAN

General

   On December 8, 2000, the Board of Directors adopted, subject to stockholder approval, the eFunds Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan provides for the purchase of shares of Common Stock by eligible employees of the Company and certain of its subsidiaries through payroll deductions.

   The purpose of the Stock Purchase Plan is to provide employees of the Company and certain of its subsidiaries with an opportunity to share in the ownership of the Company by providing them with a convenient means to purchase shares of Common Stock in order to develop a stronger incentive for them to work for the continued success of the Company.

Administration

   The Compensation Committee has been designated by the Board of Directors to administer the Stock Purchase Plan. The Compensation Committee has full authority to interpret the Stock Purchase Plan and to establish rules and regulations for its administration. The Board of Directors may, however, exercise any of the Compensation Committee's powers and duties under the Stock Purchase Plan.

Purchases

   The Stock Purchase Plan permits shares of Common Stock to be sold to participating employees on the last business day of each purchase period at a price equal to 85% of the fair market value of the Common Stock on the first or last business day of that purchase period, whichever is lower. The first purchase period began on January 2, 2001 and, provided that the Stock Purchase Plan is approved by the stockholders at the Meeting, will end on June 30, 2001. Thereafter, each purchase period will last three months and will begin on the first business day of each calendar quarter. The Board of Directors has the power to change the duration of these purchase periods. In the event that the stockholders or the Board approve certain mergers, asset sales or liquidation plans for the Company, the termination of the then-current purchase period will be accelerated to end on the date of such approval.

Eligibility

   Any employee of the Company or a subsidiary that has been designated by the Compensation Committee as a participant in the Stock Purchase Plan who is customarily employed for 20 hours or more per week and for more than five months in a calendar year and who has not taken a hardship distribution from their 401(k) account within the preceding 12 months is eligible to participate in the Plan. Currently, only the U.S.-based subsidiaries of the Company have been designated as participants in the Plan. As of January 1, 2001, there were approximately 2,365 persons who were eligible to participate in the Stock Purchase Plan.

   The Compensation Committee has the power to allow employees who work or reside outside of the United States the opportunity to acquire shares of Common Stock pursuant to the Plan in accordance with such special terms and conditions as the Compensation Committee may designate. Because of the complexities inherent in expanding participation in the Plan to the Company's international employees, the Committee has not yet determined whether it will do so.

Number of Shares; Adjustments

   A total of 2,275,000 shares of Common Stock may be issued under the Stock Purchase Plan, subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Certificate of Incorporation, reverse stock split or other like change in the capital structure of the Company. The shares to be sold under the Stock Purchase Plan may be treasury shares, authorized but unissued shares or shares acquired in the open market for sale under the Plan.

Limits on Purchases

   No participant may purchase (i) more than 1,000 shares under the Stock Purchase Plan in a given purchase period or (ii) shares having a fair market value (determined at the beginning of each purchase period) exceeding $25,000 under the Stock Purchase Plan (together with any purchases under any other employee stock purchase plan of the Company) in any calendar year. No employee can purchase shares of Common Stock under the Plan if, after such purchase, the employee would own shares of Common Stock possessing 5% or more of the total combined voting power of the capital stock of the Company or all of its subsidiaries.

Certain Terms and Conditions

   Participating employees may direct the Company to make payroll deductions of any multiple of 1% but not less than 2% or more than 10% of their compensation (including annual bonuses and commissions) during a given purchase period, subject to such other limitations as the Compensation Committee in its sole discretion may impose. Participating employees may withdraw from the Stock Purchase Plan or change the rate of their payroll deductions upon notice to the Company given at least 15 days prior to the end of the then-current purchase period (although a withdrawing employee may not re-enroll until the commencement of the second purchase period following the period during which they withdrew). A participant has no interest in the Common Stock to be purchased pursuant to the Stock Purchase Plan until such Common Stock is actually issued for the benefit of the participant pursuant to the Plan.

   The amounts contributed by participants in the Stock Purchase Plan are credited to stock purchase accounts maintained in their name. No interest is paid upon any amount credited to a participant's stock purchase account and each stock purchase account is established solely for accounting purposes. All amounts "credited" to the stock purchase accounts under the Plan remain part of the general assets of the Company and its participating subsidiaries and participants under the Stock Purchase Plan are general, unsecured creditors of the Company with respect to any amounts in their accounts. Participation in the Stock Purchase Plan is voluntary. Unless otherwise determined by the Compensation Committee, participants may not make contributions into the Plan other than through their payroll deductions.

   Subject to such terms and conditions as the Compensation Committee in its sole discretion may impose, upon the death of a participant, no further amounts shall be credited to the participant's stock purchase account. Thereafter, on the last business day of the purchase period during which such participant's death occurred, the entire credit balance in such participant's account will be used to purchase shares of Common Stock, unless such participant's estate elects to have the balance in such participant's stock account distributed in cash after the end of that purchase period or at such earlier time as the Compensation Committee in its sole discretion may decide. Each participant may designate one or more beneficiaries who, upon the death of the participant, are to receive the shares of Common Stock or other amounts distributable to the participant.

   Subject to such terms and conditions as the Compensation Committee in its sole discretion may impose, upon a participant's normal or early retirement, no further amounts will be credited to the participant's stock purchase account and, on the last business day of the purchase period during which such participant's approved retirement occurred, the balance in such participant's stock purchase account will be used to purchase shares of Common Stock, unless the participant otherwise elects (in which case the credit balance in the participant's account will be returned). In any event of any other termination of employment (other than death), participation in the Plan will cease on the date the participant ceases to be an eligible employee for any reason. In such event, the entire balance in the participant's account will be paid in cash to the participant as soon as administratively possible.

Holding Period

   Except as the Compensation Committee otherwise permits, shares of Common Stock purchased under the Stock Purchase Plan may not be transferred for one year following their purchase.

No Transfers

   The right to purchase Common Stock under the Stock Purchase Plan and the amounts credited to a participant's stock purchase account may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except by will or pursuant to the laws of descent and distribution, and will not be subject to execution, attachment or similar process.

Termination

   Unless earlier discontinued or terminated by the Board of Directors, the Stock Purchase Plan shall automatically terminate when all of the shares of Common Stock issuable thereunder have been sold. The Board of Directors may amend or discontinue the Stock Purchase Plan at any time, except that prior stockholder approval will be required for any amendment to the Plan that requires stockholder approval under the rules or regulations of the NASD or any securities exchange that are applicable to the Company or which would permit the issuance of any shares of Common Stock under the Plan before a participant has paid for it in full.

Tax Matters

   The Stock Purchase Plan and the right of participants to make purchases thereunder, are intended to qualify under the provisions of Sections 421 and 423 of the Code. Payroll deductions under the Stock Purchase Plan will be taxable to a participant as compensation for the year in which such amounts would otherwise have been paid to the participant. No income will be taxable to a participant at the time of grant of a right to purchase shares under the Plan or the purchase of shares upon exercise of that right. A participant may become liable for tax upon disposition of shares acquired under the Stock Purchase Plan, as summarized below.

   If the shares are acquired under the Stock Purchase Plan or sold or disposed of (including by way of gift) at least two years after the date of the beginning of the relevant purchase period (the "date of option grant") and at least one year after the date such shares are purchased (the "date of option exercise"), the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option (the "option price") or (b) the excess of the fair market value of the shares at the time the option was granted over an amount equal to what the option price would have been if it had been computed as of the date of option grant, will be treated as ordinary income to the participant. Any further gain upon such disposition will be treated as long-term capital gain. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference. Under current law, long-term capital gain is fully included in gross income and is taxed at a maximum rate of 20%, which for some individuals may be lower than the tax rate applicable to ordinary income. Capital losses are allowed in full against capital gains plus $3,000 of other income. If the holding periods described above are satisfied before the shares are sold or disposed of, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of such option.

   In the event that the shares are sold or disposed of (including by way of gift or by exchange in connection with the exercise of an incentive stock option) before the expiration of the holding periods described above, the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will be treated as long-term capital gain if the shares have been held more than one year. Even if the shares are sold for less than their fair market value on the date of option exercise, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of option exercise. The Company ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant, but may also be required to withhold income tax upon such amount or report such amount to the Internal Revenue Service.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE eFUNDS CORPORATION EMPLOYEE STOCK PURCHASE PLAN. Adoption of the Stock Purchase Plan requires a favorable vote of the holders of at least a majority of the shares of Common Stock present and entitled to vote at the Meeting. If the Stock Purchase Plan is not approved by the stockholders, the Plan will not be adopted and the amounts previously contributed to the Plan by the Company's employees will be refunded.

                               NEW PLAN BENEFITS

   The future benefits or amounts that will be received by or allocated to the Officers, employees and Directors of the Company if the Annual Incentive Plan, the Incentive Stock Plan and the Employee Stock Purchase Plan are approved by the stockholders are not presently determinable. The following chart describes the benefits that would be received by the indicated participants under the Annual Incentive Plan if the performance criteria for 2001 are achieved at the targeted levels. The awards shown as payable under the Stock Incentive Plan reflect the awards made under that Plan to the designated individuals and groups of individuals between the date of its adoption and February 28, 2001.

---------------------------------------------------------------------------------------------------------------
                                             NEW PLAN BENEFITS/(1)/
---------------------------------------------------------------------------------------------------------------

                                            ANNUAL INCENTIVE
          NAME AND POSITION                       PLAN                        STOCK INCENTIVE PLAN
---------------------------------------------------------------------------------------------------------------
    Name and Principal Position            Dollar Value ($)/(2)/    Dollar Value (s)/(3)/     Number of Units
---------------------------------------------------------------------------------------------------------------
  John A. Blanchard III                          455,600                2,385,290                 753,462
  President and Chief Executive
  Officer
---------------------------------------------------------------------------------------------------------------
  Nikhil Sinha                                   162,500                1,391,851/(4)/            301,126
  Executive VP-Global Corporate
  Development
---------------------------------------------------------------------------------------------------------------
  Paul H. Bristow                                150,000                  499,040                 178,462
  Executive VP - CFO
---------------------------------------------------------------------------------------------------------------
  Steven F. Coleman                               90,000                  302,523                  96,538
  Senior VP, General Counsel and
  Secretary
---------------------------------------------------------------------------------------------------------------
  Debra A. Janssen/(5)/                                0                        0                       0
---------------------------------------------------------------------------------------------------------------
  Executive Officer Group                        858,100                4,578,704/(4)/          1,329,588
---------------------------------------------------------------------------------------------------------------
  Non-Executive Director Group                         0                  178,118                  49,998
---------------------------------------------------------------------------------------------------------------
  Non-Executive Employee Group                   283,250                8,073,199/(6)/          2,664,398
---------------------------------------------------------------------------------------------------------------

(1) The number of shares to be issued to the individuals and groups shown if the Employee Stock Purchase Plan is approved will vary depending upon the level of payroll deductions selected by eligible individuals and the price of the Common Stock and so the future benefits or amounts payable under this Plan are not determinable.

(2) The amounts shown reflect the 2001 target incentive awards established under the Annual Incentive Plan. The Compensation Committee has the discretion to reduce the incentive compensation payable to any executive officer. As a result of the foregoing and because the Company's results for 2001 cannot now be determined, the amount of incentive compensation, if any, that may ultimately be awarded to any of the indicated persons or groups for 2001 is not determinable at this time. The actual awards for 2001 could vary between $0 and twice the amount shown. Awards under the Annual Incentive Plan for 2001 will, subject to any deferral election made by the recipient of an award, be paid in cash.

(3) The dollar value shown is based on the difference between the exercise price of the awards indicated and the closing price of the Common Stock on February 28, 2001 ($15.25). The closing price of the Common Stock on March 7, 2001 was $16.9375.

(4) Includes 31,510 restricted stock rights issued in 2001 as a retention incentive. The dollar value shown for such rights is based on the closing price of the Common Stock on February 28, 2001.

(5) Ms. Janssen left the employ of the Company in June 2000.

(6) Includes 32,004 restricted stock rights. The dollar value assumed for such rights is based on the closing price of the Common Stock on February 28, 2001 ($15.25).

           ITEM 5: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


Audit Committee Report

     The Audit Committee of the Board of Directors presently consists of three non-employee directors: Jack Robinson (Chairman), John J. (Jack) Boyle III and Sheila A. Penrose. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements. The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached to this Proxy Statement as Appendix A.

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report on the Company's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

    The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

    Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission.

Members of the Audit Committee

Jack Robinson (Chairman)
John J. (Jack) Boyle III
Sheila A. Penrose

Audit Fees

    Audit fees billed or expected to be billed to the Company by Deloitte & Touche LLP for audit of the Company's financial statements for the fiscal year ended December 31, 2000 and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the last fiscal year totaled $199,575.

Financial Information Systems Design and Implementation Fees

    The Company did not engage Deloitte & Touche LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

    Fees billed or expected to be billed to the Company by Deloitte & Touche LLP for all other non-audit services, including tax-related services, provided to the Company during the last fiscal year totaled $92,146.

Ratification of Appointment of Auditors

   The Board of Directors, upon the recommendation of its Audit Committee, has selected Deloitte & Touche LLP as independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 2001 and to perform other accounting services. Deloitte & Touche LLP has acted as independent auditors of the Company since 2000.

   Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders. Although it is not required to do so, the Board has submitted the selection of Deloitte & Touche LLP as the Company's independent auditors to the stockholders for ratification. Unless a contrary choice is specified, the persons named as proxies will vote for the ratification of the selection of Deloitte & Touche LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ITS SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS. If the selection is not ratified, the Board of Directors will reconsider its selection of Deloitte & Touche LLP.

                            ITEM 6: OTHER BUSINESS

   The Board of Directors does not intend to present any business at the Meeting other than the matters specifically set forth in this proxy statement and knows of no other business scheduled to come before the Meeting. If any other matters are brought before the Meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of the Company. The proxies solicited by the Company will confer discretionary authority on the persons named therein as proxies to vote on any matter presented at the meeting of which the Board of Directors did not have knowledge a reasonable time before the Company printed and mailed these proxy materials.

Stockholder Proposals for the 2002 Annual Meeting

   Any stockholder proposals intended to be presented at the Company's 2002 annual meeting of stockholders must be received by the Company a reasonable time before the Company begins to print and mail its proxy materials for that meeting in order to be included in the proxy statement for that meeting. Under the Company's Bylaws, a stockholder proposal not included in the Company's proxy statement for its 2002 annual meeting of stockholders is untimely and may not be presented in any manner at the 2002 annual meeting of stockholders unless the stockholder wishing to make such proposal follows certain specific notice procedures set forth in the Company's Bylaws, including delivering notice of such proposal in writing to the Secretary of the Company at the address indicated on the first page of this proxy statement a reasonable time before the Company begins to print and mail its proxy materials for the 2002 annual meeting. The Company currently expects to print and mail the proxy materials for its 2002 annual meeting of stockholders on or about March 31, 2002. Accordingly, the Company would consider stockholder proposals received on or before December 1, 2001 to have been received a reasonable time before the date scheduled for printing and mailing its 2002 proxy materials.

                                            By Order of the Board of Directors:


                                                Steven F. Coleman
March 15, 2001                                      Secretary

                                                                      Appendix A

                              eFunds Corporation
                            AUDIT COMMITTEE CHARTER

The Audit Committee is chosen by the Company's Board of Directors ("Board") to assist the Board in monitoring the (i) integrity of the financial statements of the Company; (ii) compliance of the Company with legal and regulatory requirements; and (iii) independence and performance of the Company's internal auditors and outside auditors.

The members of the Audit Committee will be selected based on the recommendations of the Committee on Board Affairs and shall consist of a minimum of three members, all of whom meet the independence and experience requirements of the Nasdaq Stock Market ("Nasdaq").

The outside auditors will be ultimately accountable to the Board and Audit Committee which will have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditors. The Board, on the recommendation of the Audit Committee, may, but is not required to, each year submit the selection of the outside auditors to the Company's shareholders for ratification at the Company's regular meeting of shareholders.

In the performance of its duties, the Audit Committee shall make regular reports to the Board.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, determine that the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles or assure the operating effectiveness of internal controls or accounting systems. These matters are the responsibility of management, the outside auditors and other professional experts, such as legal counsel. Also, it is not the duty of the Committee to conduct investigations, resolve disagreements, if any, between management and the outside auditors or assure compliance with laws, regulations or the Company's legal and ethical standards.

The Audit Committee will have at least three members at all times, each of whom must be "independent" within the meaning of the relevant Nasdaq requirements. In addition, each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet and income and cash flow statements. The chair of the Audit Committee shall have past employment experience in finance or accounting, professional certification in accounting or any other comparable experience or background which results in the chairperson having the requisite level of financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

In order to accomplish its objectives, the Audit Committee will do the following:

     A. review and discuss the Company's audited financial statements with management;

     B. discuss with the outside auditors matters required to be discussed by Statement of Auditing Standards No. 61, as the same may be modified or supplemented;

     C. ensure that the Committee receives the written disclosures and the letter from the outside auditors required by Independence Standards Board Standard No. 1, as the same may be modified or supplemented, including written statements delineating all relationships between the outside auditors and the Company;

     D. actively engage in dialogues with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors and make recommendations to the Board with respect to appropriate action to ensure the independence of the outside auditors;

     E. review the performance and recommend the engagement or replacement of the outside auditors;

     F. at least annually, review and assess the adequacy of this charter; and

     G. make and file such reports or statements and take such further actions as may be required by Nasdaq or rules promulgated by the Securities and Exchange Commission and perform such other functions as may be required by law, Nasdaq or the rules of any exchange on which the Company's securities are listed for trading and the Company's articles of incorporation and bylaws.

To the extent not covered by the foregoing, in order further to accomplish its objectives, in consultation with management, legal counsel, the director of internal audit and the Company's outside auditors, as the Audit Committee determines to be desirable, the Audit Committee may, but is not required to, engage in any or all of the following activities to the extent it deems necessary or appropriate:

     1. concur in arrangements with the Company's outside auditors, including compensation;

     2. approve the audit scope and plan of the internal auditors and outside auditors;

     3. concur in the appointment and replacement of the director of Internal Audit;

     4. consider the adequacy of internal controls, including computerized information system controls and security and review the findings and recommendations of the internal audit department and outside auditors with respect thereto and management's responses;

     5.  at the completion of the annual examination, review:

         a.  the Company's annual financial statements and related footnotes,

         b. the outside auditor's audit of the financial statements and report thereon,

         c. complex and/or unusual transactions such as restructuring charges and those involving significant judgment,

         d. management's handling of proposed audit adjustments by the outside auditors, and

         e. significant changes in the outside auditor's audit plan, serious disagreements with management or difficulties encountered in the course of the audit work, and other matters related to the audit which are customarily communicated to the Audit Committee under generally accepted auditing standards;

     6. consider with the director of internal audit and review with management as determined necessary:

         a.  recommendations of the Company's internal audit department,

         b. significant findings by the internal audit department during the year and management's responses,

         c. difficulties and limitations encountered in the course of audit activities,

         d. changes in the audit scope or plan of the internal audit department,

         e.  internal audit department staffing and budget, and

         f. compliance by the internal audit department with applicable professional standards;

     7. oversee the implementation of the recommendations of the outside auditors and internal audit department;

     8. review the annual report to shareholders and the Company's Annual Report on Form 10-K;

     9. review with management and the outside auditor the Company's quarterly financial statements prior to the release of quarterly earnings;

     10. review the implementation and effectiveness of the Company's legal and ethical compliance program and the results of management's investigation and follow-up on any fraudulent acts or accounting irregularities;

     11. discuss with outside auditors whether Section 10A of the Private Securities Litigation Reform Act of 1995 has been implicated;

     12. consider legal and regulatory matters and major financial risk exposures that may have a material impact on financial statements and/or related Company compliance programs;

     13. have direct access to the internal audit department, management and outside auditors and have meetings with these parties whenever deemed necessary;

     14. discuss non-audit services provided by the Company's outside auditors; and

     15. perform other functions that may be delegated by the Board of Directors.


The scope of authority delegated herein to the Audit Committee shall include the power to conduct or authorize investigation into any matters within the Audit Committee's general scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants and others to assist it in the conduct of any such investigation or otherwise in activities within its general scope.

                                                                   Appendix A(2)

                               eFUNDS CORPORATION
                              ANNUAL INCENTIVE PLAN
                         (as adopted February 16, 2001)


         1. Establishment. On February 16, 2001 the Board of Directors of eFunds Corporation approved an incentive plan for executives as described herein, which plan shall be known as the "eFunds Corporation Annual Incentive Plan." This Plan shall be submitted for approval by the stockholders of eFunds Corporation at the 2001 Annual Meeting of Stockholders. This Plan shall be effective as of January 1, 2001, subject to its approval by the stockholders, and no benefits shall be issued pursuant hereto unless and until after this Plan has been so approved.

         2. Purpose. The purpose of this Plan is to advance the interests of eFunds Corporation and its stockholders by attracting and retaining key employees and by stimulating the efforts of such employees to contribute to the continued success and growth of the business of the Company. This Plan is further intended to provide employees with an opportunity to increase their ownership of eFunds' common stock and to thereby increase their personal interest in the long-term success of the Company in a manner designed to increase stockholder value.

         3. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

         3.1. Achievement Percentage - a percentage (or a range of percentages), which may be greater or less than 100%, that will result from the Company's performance against each Performance Factor set for a Participant during a Performance Period. Such percentages shall be determined by the Committee with respect to each Performance Factor applicable to a Participant in a given Performance Period. Following the conclusion of the Performance Period, the Committee shall determine the Achievement Percentage for each Performance Factor based on the performance of the Company for that Period.

         3.2. Base Salary - The amount of base salary received by a Participant during a Performance Period, as determined by the Committee. In the discretion of the Committee, a Participant's base salary may be annualized or set at the Participant's base salary as of the last day of the Performance Period.

         3.3. Committee - a Committee of the Board of Directors of eFunds designated by such Board to administer this Plan. The Committee shall consist of members of the Board of Directors of eFunds appointed from time to time by the Board of Directors and shall be composed of not fewer than such number of directors as shall be required to permit grants and awards made under this Plan to satisfy the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "1934 Act"), as amended, or any successor rule or regulation ("Rule 16b-3"). Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code.

         3.4. Code - the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

         3.5. Common Stock - the common stock, par value $.01 per share, of eFunds.

         3.6. Company - eFunds Corporation, a Delaware corporation, together with its subsidiaries or affiliates, whether now or hereafter established.

                                      A2-1

         3.7 eFunds - eFunds Corporation, a Delaware corporation

         3.8. Executives - all Participants for a given Performance Period designated by the Committee as "Executives" for purposes of this Plan. The Committee shall designate as Executives all Participants it reasonably believes may be "named executive officers" under Rule 402 promulgated under the 1934 Act for that Performance Period.

         3.9. Other Participants - all Participants for a given Performance Period who are not designated as "Executives" by the Committee for such Performance Period.

         3.10. Participants - any management or highly compensated employees of the Company who are designated by the Committee as Participants in this Plan. Directors of the Company who are not also employees of the Company are not eligible to participate in this Plan. Participants shall be designated as either Executives or Other Participants by the Committee as provided in Section 4.3 below.

         3.11. Performance Factor - the performance goals selected by the Committee for each Participant with respect to each Performance Period. The performance goals selected by the Committee for Executives shall be based solely upon the attainment of one or more objective performance criteria selected by the Committee in connection with the grant of an award hereunder. In the case of Other Participants, such performance goals need not be objective and may be based on such business criteria as the Committee may determine to be appropriate and may include financial and nonfinancial performance goals that are linked to such individual's business unit, the Company as a whole or to such individual's areas of responsibility. The objective performance goals for Executives shall be based solely on one or more of the following business criteria, which may apply to the individual in question, an identifiable business unit or the Company as a whole, and on an annual or other periodic or cumulative basis: sales or revenues, cost of sales, margins, income (including operating income), selling, general and administrative expense levels, other income (expense), effective tax rates, current ratios or other measures of liquidity, capital expenditures, transaction volumes or hours billed, system availability rates, cash flow, stock price, market share, earnings (on either a net or per share basis), earnings before any one or more of the following: (i) interest expense and/or income,
(ii) taxes, (iii) depreciation and (iv) amortization, return on equity or costs, return on invested or average capital employed, cumulative total return to stockholders (in each case, whether compared to pre-selected peer groups or not). In evaluating the performance of the Company against such criteria, the Committee shall have the discretion to adjust the Company's reported results to eliminate or include the effect of acquisitions, dispositions, special charges or other one-time or non-recurring items.

         3.12. Performance Period - each consecutive twelve-month period commencing on January 1 of each year during the term of this Plan.

         3.13.    Plan - this eFunds Corporation  Annual Incentive Plan.

         3.14. Stock Incentive Plan - The eFunds Corporation 2000 Stock Incentive Plan, as the same may be amended from time to time.

         3.15. Target Award - a dollar amount, typically expressed as a percentage of a Participant's Base Salary, which percentage may be greater or less than 100%, determined by the Committee with respect to each Participant for each Performance Period.

         3.16. Restricted Stock Rights - Restricted Stock Rights, as defined in the Stock Incentive Plan.

                                      A2-2

         4. Administration.

         4.1. Power and Authority of Committee. This Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to all the applicable provisions of this Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of this Plan, (b) construe, interpret and administer this Plan and any instrument or agreement relating to this Plan, (c) determine, from time to time, whether shares of Common Stock and/or Restricted Stock Rights will be made available to a Participant in this Plan and (d) make all other determinations and take all other actions necessary or advisable for the administration of this Plan. Unless otherwise expressly provided in this Plan, each determination made and each action taken by the Committee pursuant to this Plan or any instrument or agreement relating to this Plan shall be (x) within the sole discretion of the Committee, (y) may be made at any time and (z) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, Participants and their legal representatives and beneficiaries, and employees of the Company.

         4.2 Delegation. The Committee may delegate its powers and duties under this Plan to one or more officers of the Company or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its power (a) to make determinations regarding officers or directors of the Company who are subject to Section 16 of the 1934 Act or (b) in such a manner as would cause this Plan not to comply with the provisions of
Section 162(m) of the Code.

         4.3. Determinations made prior to each Performance Period. On or before the 90th day of each Performance Period, the Committee shall:

                  (a) designate all Participants (including designation as Executives or Other Participants) for such Performance Period;

                  (b) establish a Target Award for each Participant and the portions of that Target Award related to each Performance Factor applicable to that Participant; and

                  (c) for each Performance Factor, determine the Achievement Percentage or range of Achievement Percentages that will result from the performance of the Company against each Performance Factor.

         For example, the Committee may establish a Target Award equal to 50% of a Participant's Base Salary, with one-half of such Award dependant upon a Performance Factor related to the Company's revenues during the Performance Period and one-half dependant upon a Performance Factor related to the Company's earnings for such Period. The Committee would then establish Achievement Percentages for each of the Performance Factors based on the Company's revenues and earnings for the Performance Period (i.e. 0% if the Company's revenues did not exceed $X, 100% if the Company's revenues exceeded $Y and 150% if the Company's revenues exceeded $Z).

         4.4. Certification. Following the close of each Performance Period and prior to payment of any amount to any Participant under this Plan, the Committee must certify which of the applicable Performance Factors for that Performance Period were achieved and determine the appropriate Achievement Percentage for each such Factor. The Committee must also certify

                                      A2-3
as to the attainment of all other factors upon which any payments to a Participant for that Performance Period are to be based.

         4.5. Stockholder Approval. The material terms of this Plan shall be disclosed to and approved by stockholders of the Company in accordance with
Section 162(m) of the Code. No amount shall be paid to any Participant under this Plan unless such stockholder approval has been obtained.

         5. Incentive Payment.

         5.1. Formula. Subject to Section 5.2, each Participant shall receive an incentive payment for each Performance Period in an amount not greater than the sum of each portion of the Target Award related to a Performance Factor that was achieved in the Performance Period, with each Performance Factor that was achieved being multiplied by the relevant Achievement Percentage.

         For example, in the example described in Section 4.3, if the Company achieved revenues of $Y during the Performance Period but did not make the minimum earnings target, the Participant would receive an incentive payment equal to 50% of his or her Target Award, or 25% of his or her Base Salary.

         5.2. Limitations.

                  (a) Discretionary Increase or Reduction. The Committee shall retain sole and absolute discretion to increase or reduce the amount of any incentive payment otherwise payable to any Participant under this Plan; provided, however, that the Committee may not increase the payment to any Executive for any Performance Period.

                  (b) Continued Employment. Except as otherwise provided by the Committee, no incentive payment under this Plan shall be paid or owed to a Participant whose employment terminates prior to the earlier to occur of (i) the date of payment of the relevant award or (ii) the 90th day following the close of the relevant Performance Period.

                  (c) Maximum Payments. No Participant shall receive a payment under this Plan for any Performance Period in excess of $2.0 million (including the amount of any premium received by reason of an election made pursuant to Section 6.1).

         6. Benefit Payments.

         6.1. Time and Form of Payments. The Committee may elect to allow Participants to receive all or part of any benefits which may be paid to them under this Plan in the form of Common Stock or Restricted Stock Rights. If no such election is made, all benefits payable under this Plan shall be paid in cash. If this option is made available to one or more Participants, prior to a date specified by the Committee but in no event later than the 90th day of a Performance Period, each eligible Participant shall elect whether to receive any benefits which may be paid to them under this Plan in respect of such Performance Period in cash or in the form of shares of Common Stock or Restricted Stock Rights (whichever is made available by the Committee to such Participant in the Committee's sole discretion), or any combination thereof. Participants who are to receive some percentage of their incentive payment in the form of cash shall be entitled to elect to defer such receipt in accordance with the terms of any deferred compensation plan in effect at the time and applicable to such cash payment. In the event a Participant is to receive some percentage of their incentive payment in the form of cash, such cash incentive shall, subject to any deferred compensation election, be paid as soon as administratively feasible after the Committee has made the certifications provided for in Section 4.4 above and determined the amount of such Participant's incentive payment payable under this

                                      A2-4

Plan. In the event that an eligible Participant chooses to receive a portion of their incentive payment in the form of shares of Common Stock or Restricted Stock Rights in lieu of cash (with the amount of cash so foregone being herein referred to as the "Share Dollar Amount"), the Participant shall be entitled to receive shares of Common Stock or Restricted Stock Rights, or a combination thereof (whichever option is made available by the Committee), having a fair market value on the date of issuance (as determined in accordance with the terms of the Stock Incentive Plan) of up to 125% of the Share Dollar Amount, with the amount of any such premium being determined by the Committee. Any such shares or Restricted Stock Rights shall be issued or awarded under the Stock Incentive Plan promptly after the Committee has made the certifications provided for in
Section 4.4 above and otherwise determined the amount of the Participant's incentive payment payable under this Plan.

         In the event an eligible Participant elects to receive some percentage of their incentive payment in the form of shares of Common Stock or Restricted Stock Rights, such shares or Restricted Stock Rights may be made subject to such forfeiture rights, vesting requirements and transfer restrictions as may be established by the Committee in the exercise of its sole discretion. Shares and Restricted Stock Rights issued pursuant to this Plan shall not be counted towards the 1,000,000-share award limitation provided for in Section 4(d) of the Stock Incentive Plan.

         6.2. Nontransferability. Except as otherwise determined by the Committee, no right to any incentive payment hereunder, whether payable in cash or other property, shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided however, that if so determined by the Committee, a Participant may, in the manner established by the Committee designate a beneficiary or beneficiaries to receive any cash or property payable to such Participant hereunder following the death of the Participant. No right to any incentive payment hereunder may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

         6.3. Tax Withholding. In order to comply with all applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, the Committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation, the establishment of policies to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or part of the federal and state taxes to be withheld or collected upon receipt or payment of (or the lapse of restrictions relating to) an incentive payment payable hereunder, the Committee, in its sole discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon payment of (or the lapse of restrictions relating to) an incentive payment hereunder with a fair market value equal to the amount of such taxes or (b) delivering to the Company shares of Common Stock with a fair market value equal to the amount of such taxes.

         7. Amendment and Termination; Adjustments. Except to the extent prohibited by applicable law and unless otherwise expressly provided in this
Plan:

                  (a) Amendments to this Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate this Plan, without the approval of the stockholders of the Company, except that no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would violate the rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company.

                                      A2-5

                  (b) Waivers of Incentive Payment Conditions or Rights. The Committee may waive any conditions or rights of the Company with respect to any incentive payment hereunder, prospectively or retroactively.

                  (c) Limitation on Amendments to Incentive Payment Rights. Neither the Committee nor the Company may amend, alter, suspend, discontinue or terminate any rights of any Participant to an incentive payment without the consent of such Participant (or such Participant's beneficiaries), except as otherwise herein provided.

                  (d) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent it shall deem desirable to carry this Plan into effect.

         8. Miscellaneous.

         8.1. Effective Date. This Plan shall be deemed effective, subject to stockholder approval, as of January 1, 2001.

         8.2. Term of this Plan. Unless this Plan shall have been discontinued or terminated, this Plan shall terminate on December 31, 2005. No right to receive an incentive payment shall be granted after the termination of this Plan. However, unless otherwise expressly provided in this Plan, any right to receive an incentive payment theretofore granted may extend beyond the termination of this Plan, and the authority of the Board of Directors and the Committee to amend or otherwise administer this Plan shall extend beyond the termination of this Plan.

         8.3. Headings. Headings are given to the Sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

         8.4. Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest (except to the extent modified by the terms of the Stock Incentive Plan with respect to any shares of Common Stock or Restricted Stock Rights issued under Section 6.1 hereof).

         8.5. Employment Rights and Other Benefit Programs. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific written agreement to the contrary, this Plan shall not affect any right of the Company to terminate, with or without cause, any Participant's employment at any time. This Plan shall not replace any contract of employment between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. No compensation or benefit awarded to or realized by any Participant under this Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

         8.6. No Trust or Fund Created. This Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                                      A2-6

         8.7. Governing Law. The validity, construction and effect of this Plan or any incentive payment payable under this Plan shall be determined in accordance with the laws of the State of Delaware.

         8.8. Severability. If any provision of this Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of this Plan, such provision shall be stricken as to such jurisdiction, and the remainder of this Plan shall remain in full force and effect.

         8.9. Qualified Performance-Based Compensation. All of the terms and conditions of this Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

                                      A2-7

                                                                      Appendix B


                               eFunds Corporation
                            2000 STOCK INCENTIVE PLAN
                      (as amended as of February 16, 2001)

Section 1. Purpose.

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, directors, consultants and advisors capable of assuring the future success of the Company, by offering such persons incentives to put forth maximum efforts for the success of the Company's business, and by affording such persons an opportunity to acquire a proprietary interest in the Company.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and any entity in which the Company has a significant equity interest, in each case as determined by the Committee. As used in this definition, "control" shall mean the right, either directly or indirectly, to elect the majority of the directors of a company without the consent or acquiescence of any Third Party.

(b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Right, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d)      "Board" shall mean the board of directors of the Company.

(e) "Certificate" shall mean the Certificate of Incorporation of the Company, as amended from time to time.

(f) "Code" shall mean the Internal Revenue Code of 1986 of the United States of America, as amended from time to time, and any regulations promulgated thereunder.

(g) "Committee" shall mean a committee of the Board designated by the Board to administer the Plan. The Committee shall consist solely of Directors appointed from time to time by the Board and shall be comprised solely of at least that number of Directors with those qualifications necessary to permit Awards under the Plan to qualify under Rule 16b-3 and under Section 162(m) of the Code.

(h) "Common Stock" shall mean the shares of Common Stock of the Company as provided in the Certificate.

(i) "Company" shall mean eFunds Corporation, a corporation incorporated under the laws of the State of Delaware, United States of America, and any successor corporation.

(j)       "Director" shall mean a member of the Board.

(k) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

(l) "Eligible Person" shall mean any officer, Director (including a non-employee Director) or employee of the Company or any of its Affiliates and any consultant or advisor who provides services to the Company or any of its Affiliates, as determined by the Committee and selected by the Committee for an Award under the Plan.

(m) "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended from time to time, and any regulations promulgated thereunder.

(n) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share on a given date for purposes of the Plan shall be, if the Shares are then traded on the Nasdaq National Market, the last sale price of the Shares as reported on the Nasdaq National Market on such date or, if the Nasdaq National Market is not open for trading on such date, on the most recent preceding date when it is open for trading,

(o) "Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to meet the requirements of Section 422 of the Code or any successor provision, and shall include any Reload Option.

(p) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

(q) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

(r) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

(s) "Person" shall mean any natural person, corporation, partnership, association or trust.

(t) "Plan" shall mean this eFunds Corporation 2000 Stock Incentive Plan, as amended from time to time.

(u) "Reload Option" shall mean any Option granted under Section 6(a)(iv) of the Plan.

(v) "Restricted Stock" shall mean any Share issued pursuant to an Award granted under Section 6(c) of the Plan.

(w) "Restricted Stock Right" shall mean any right granted under Section 6(c) of the Plan.

(x) "Rule 16b-3" shall mean the rule so designated which has been promulgated by the SEC under the authority of Section 16 of the Exchange Act, as such rule may be amended from time to time, together with any successor law or rule.

(y)      "SEC" shall mean the United States Securities and Exchange Commission.

(z) "Shares" shall mean shares of Common Stock or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(aa) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

(bb) "Third Party" shall mean any Person other than the Company or any of its Affiliates.

Section 3. Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) subject to Section 7(c) of this Plan, amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised with the payment of cash, Shares, promissory notes, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other awards, other property and other amounts issuable or payable by the Company with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or its Affiliates and any other Eligible Person.

(b) Delegation. The Committee may delegate all or any of its powers and duties under the Plan to one or more Directors, or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under this Plan with regard to Awards granted to officers or directors of the Company or its Affiliates who are subject to Section 16 of the Exchange Act or in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) of the Code.

(c) Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to the provisions of Section 4(c) hereof, the Shares available for Awards under the Plan shall be authorized, but unissued, Shares or Shares held in the treasury of the Company. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares which may be issued under all Awards under the Plan shall be 9,100,000. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of

         Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for grants under the Plan.

(c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d) Award Limitations Under the Plan. The maximum number of Shares available for Awards of Restricted Stock or Restricted Stock Rights under the Plan shall be 455,000. In addition, no Participant may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 1,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan) in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 5. Eligibility.

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company, and such other factors as the Committee, in its discretion, shall deem relevant.

Section 6. Awards.

(a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

         (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, provided that the per Share exercise price may be set below Fair Market Value by an amount determined necessary or appropriate by the Committee to satisfy applicable requirements of law or government regulation.

         (ii) Option Term. The term of each Option shall be fixed by the Committee, but shall not exceed ten years.

         (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

         (iv) Reload Options. The Committee may grant Reload Options, separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee, the Participant would be granted a new Option when the payment of the exercise price of a previously granted option is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) hereof or the relevant provisions of another plan of the Company, and/or when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to Options previously granted under the Plan or options previously granted under any other stock option plan of the Company or may be granted in connection with any Option granted under the Plan or options granted under any other stock option plan of the Company at the time of such grant. Such Reload Options shall have a per Share exercise price equal to the Fair Market Value of one Share as of the date of grant of the new Option, provided that the per Share exercise price may be set below Fair Market Value by an amount determined necessary or appropriate by the Committee to satisfy applicable requirements of law or government regulation. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan. Shares surrendered as part or all of the exercise price of the Option to which it relates that have been owned by the optionee less than six months will not be counted for purposes of determining the number of Shares that may be purchased pursuant to a Reload Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof the right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price (as the same may be adjusted under Section 4(c) of the Plan) per Share of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share (subject to any such adjustment) on the date of grant of the Stock Appreciation Right, provided that the grant price per Share may be set below Fair Market Value by an amount determined necessary or appropriate by the Committee to satisfy applicable requirements of law or government regulation. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee, which may impose upon the exercise of any Stock Appreciation Right such conditions or restrictions, not inconsistent with the provisions of the Plan, as it may deem appropriate. The term of any Stock Appreciation Right shall not exceed ten years.

(c) Restricted Stock and Restricted Stock Rights. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Rights to Participants subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

         (i) Restrictions. Shares of Restricted Stock and Restricted Stock Rights shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto or with respect to a Restricted Stock Right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

         (ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or a custodian acting on behalf of the Company, or, if determined by the Committee and consistent with the rules of the Nasdaq National Market or any securities exchange on which the Shares are listed or admitted to trading, any Restricted Stock granted under the Plan may be evidenced by recording the issuance of the same in the books and records of the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Rights, no Shares shall be issued at the time such Awards are granted.

                  (iii) Forfeiture; Delivery of Shares. Except as otherwise determined by the Committee, upon a Participant's termination of employment (as determined by or under criteria established by the Committee) with the Company or its Affiliates during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Rights shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Rights. Any Share of Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Rights evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Rights, subject to the provisions of the Plan and any applicable Award Agreement.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Rights), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e) Dividend Equivalents. The Committee is hereby authorized to grant to Participants Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Common Stock of the Company with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted, provided that the value of such Shares or other securities may be set below Fair Market Value by an amount determined necessary or appropriate by the Committee to satisfy applicable requirements of law or government regulation.

(g)      General.

         (i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law or may be granted for such cash consideration as the Committee may determine in its discretion.

         (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any plan of the Company or any of its Affiliates other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any of its Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

         (iii) Forms of Payments Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

         (iv) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Notwithstanding the preceding sentence, if so determined by the Committee, an Option may be transferred by a Participant to any "Family Member" (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or Form)) of that Participant in a manner established by the Committee, provided that such transfer is not for value (i.e., the Participant making the transfer may not receive any consideration therefor). Any Family Member to whom an Option is transferred in accordance with the preceding sentence shall not make any subsequent transfer of such Option or any right thereunder otherwise than by will or the laws of descent and distribution; provided, however, that if so determined by the Committee, such Family Member may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of such Family Member under the Option and receive any property distributable with respect thereto upon the death of such Family Member. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant, or if permissible under applicable law, by the Participant's guardian or legal representative, excepting an Option that has been transferred to a Family Member in accordance with the foregoing provisions, in which event the Option and any rights thereunder may be exercisable during such Family Member's lifetime only by such Family Member or, if permissible under applicable law, by the Family Member's guardian or legal representative. Except as provided in this clause (iv), no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any of its Affiliates.

         (v) Term of Awards. Subject to the terms of the Plan, the term of each Award shall be for such period as may be determined by the Committee.

         (vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable securities laws, rules or regulations, and other regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on the Nasdaq National Market or a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on the Nasdaq National Market or such securities exchange.

Section 7.  Amendment and Termination; Adjustments.

(a) Amendments to the Plan. Subject to the provisions of Section 7(c), the Board of Directors may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that requires stockholder approval under the rules or regulations of the Nasdaq National Market or any securities exchange that are applicable to the Company.

(b) Waivers. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding award, prospectively or retroactively.

(c) Limitations on Amendments. Neither the Board nor the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, that would have an adverse effect on the rights of the Participant with respect to such Award, without the consent of the Participant or holder or beneficiary thereof, except as otherwise provided herein or in the Award Agreement.

(d) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding.

In order to comply with all applicable income tax laws or regulations, the Committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation the establishment of policies to ensure that all applicable payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the payment or transfer otherwise to be made upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares or other property other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant and delivered to the Company.

(c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting or continuing in effect other or additional compensation plans or arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its Affiliates, nor will it affect in any way the right of the Company or any of its Affiliates to terminate the employment of any Participant in its or their employ at any time, with or without cause. In addition, the Company or any of its Affiliates may at any time dismiss a Participant in its or their employ from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e) Governing Law. The validity, construction and effect of the Plan, any Award Agreement or any Award, and any rules and regulations relating to the Plan, any Award Agreement or any Award, shall be determined in accordance with the laws of the State of Delaware which shall be the proper law thereof notwithstanding any rules regarding conflict of laws therein contained under which any other law would be made applicable.

(f) Severability. If any provision of the Plan, any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, then (i) such provision shall be construed or deemed amended to conform to applicable laws, or (ii) if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, the Award Agreement or the Award, such provision shall be stricken, but only as to each jurisdiction, Award Agreement and Award so affected, and the Plan, as well as each Award Agreement and Award so affected, shall otherwise remain in full force and effect in accordance with its original terms.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any of its Affiliates pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any such Affiliate.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

 (i) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Other Benefits. No compensation or benefit awarded to or realized by any Participant in the employ of the Company or any of its Affiliates under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability or similar plan of the Company or any of its Affiliates unless required by law or otherwise provided by such other plan.

Section 10.  Effective Date of the Plan.

The Plan shall be approved by the Board of Directors of the Company and shall be effective as of April 17, 2000, subject to the approval of the stockholder or stockholders of the Company, which approval may be satisfied by the approval of Deluxe Corporation, as the sole stockholder of the Company, for purposes of satisfying the requirements of the Nasdaq National Market.

Section 11.  Term of the Plan.

The Plan shall continue in effect until it is discontinued or terminated as provided in Section 7. No Award shall be granted after the termination of this Plan. However, unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of this Plan, and the authority of the Committee provided for hereunder with respect to this Plan and any Awards, and the authority of the Board to amend this Plan, shall extend beyond the termination of this Plan.

                                                                      Appendix C

                               eFunds Corporation
                        2001 EMPLOYEE STOCK PURCHASE PLAN



                             ARTICLE I. INTRODUCTION

         Section 1.01 Purpose. The purpose of the eFunds Corporation 2001 Employee Stock Purchase Plan (the "Plan") is to provide employees of eFunds Corporation, a Delaware corporation (the "Company"), and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's Common Stock, par value $.01 per share, and, thus, to develop a stronger incentive to work for the continued success of the Company.

         Section 1.02 Rules of Interpretation. It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

         Section 1.03 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

                  "Acceleration Date" means the later of the date of stockholder approval or approval by the Company's Board of Directors of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which stockholders of the Company immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

                  "Board" means the board of directors of the Company.

                  "Committee" means the committee described in Section 10.01.

                  "Common Stock" means the Company's Common Stock, par value $.01 per share, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI herein.

                  "Company" means eFunds Corporation, a Delaware corporation, and its successors by merger or consolidation as contemplated by
         Article XI herein.

                  "Current Compensation" means all regular wage, salary, bonus, and commission payments paid by the Company or by a Participating Subsidiary to a Participant in accordance with the terms of his or her employment.

                  "Fair Market Value" as of a given date means such value of the Common Stock as reasonably determined by the Committee, but shall not be less than (i) the last sale price if the Common Stock is then quoted on the Nasdaq National Market System, (ii) the average of the closing representative bid and asked prices of the Common Stock as reported on the Nasdaq National Market System on the date as of which the fair market value is being determined, or (iii) the closing price of the Common Stock as reported for composite transactions if the Common Stock is then traded on a national securities exchange. If on a given date the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03 and in connection therewith shall take such action as it deems necessary or advisable.

                  "Participant" means a Regular Full-Time Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan.

                  "Participating Subsidiary" means a Subsidiary which has been designated by the Board or Committee in advance of the Purchase Period in question as a corporation whose eligible Regular Full-Time Employees may participate in the Plan.

                  "Plan" means the eFunds Corporation 2001 Employee Stock Purchase Plan, as may be amended from time to time, the provisions of which are set forth herein.

                  "Purchase Period" means the approximate three-month period beginning on the first business day of each calendar quarter of each calendar year; provided, however, that the initial Purchase Period will commence on January 2, 2001 and will terminate on June 30, 2001. The Board of Directors of the Company shall have the power to change the duration of the Purchase Periods with respect to offerings without stockholder approval if such change is announced at least five days prior to the scheduled beginning of the first Purchase Period to be affected.

                  "Regular Full-Time Employee" means an employee of the Company or a Participating Subsidiary as of the first day of a Purchase Period, including an officer or director who is also an employee, but excluding an employee whose customary employment is less than 20 hours per week and excluding an employee who is customarily employed for five months or less in a calendar year.

                  "Stock Purchase Account" means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.

                  "Subsidiary" means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code, whether now or hereafter acquired or established.

      ARTICLE II. ELIGIBILITY AND PARTICIPATION; INTERNATIONAL PARTICIPANTS

         Section 2.01 Eligible Employees. All Regular Full-Time Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes a Regular Full-Time Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Regular Full-Time Employee. To the extent that the Committee determines that Treasury Regulation ss.1.401(K)-1(d)(2)(iv)(B)(4) applies to an eligible Regular Full-Time Employee, such Regular Full-Time Employee will not be eligible to participate in the Plan.

         Section 2.02 Election to Participate. An eligible Regular Full-Time Employee may elect to participate in the Plan for a given Purchase Period by submitting a subscription agreement and any other required documents provided by the Company (which authorize regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan) with the Company's Human Resources Department, or a stock brokerage or other financial services firm designated by the Company, no later than the fifteenth day of the month in advance of that Purchase Period, and in accordance with such terms and conditions as the Committee in its sole discretion may impose. Notwithstanding the foregoing, the Committee may set a later time for submission of the subscription agreement and any other required documents and may provide that the subscription agreement and any other required documents may be submitted electronically.

         Section 2.03 Untimely Election to Participate. An eligible Regular Full-Time Employee who does not submit a subscription agreement and any other required documents provided by the Company (which authorize regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan) with the

Company's Human Resources Department, or a stock brokerage or other financial services firm designated by the Company, no later than the fifteenth day of the month in advance of that Purchase Period, or such other date set by the Committee pursuant to Section 2.02, and in accordance with such terms and conditions as the Committee in its sole discretion may impose, shall not participate until complying with the requirements of Section 2.02.

         Section 2.04 Limits on Stock Purchase. No employee shall be granted any right to purchase Common Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Common Stock possessing 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all its Subsidiaries.


         Section 2.05 Voluntary Participation. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

         Section 2.06 International Participants. The Committee shall have the power and authority to allow employees of those Subsidiaries or other entities that are not Participating Subsidiaries, who work or reside outside of the United States on behalf of the Company an opportunity to acquire Common Stock pursuant to the Plan in accordance with such special terms and conditions as the Committee may designate with respect to each such Subsidiary. Without limiting the authority of the Committee, the special terms and conditions which may be established with respect to each such Subsidiary, and which need not be the same for all Subsidiaries, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of Participants, the purchase price of any shares to be acquired, the length of any purchase period, the maximum amount of contributions, credits or Stock which may be acquired by any Participant, and a Participant's rights in the event of his or her death, disability, withdrawal from the Plan, termination of employment on behalf of the Company and all matters related thereto. This Section 2.06 is not subject to Section 423 of the Code or any other provision of the Plan which refers to or is based upon such Section. For tax purposes, this Section 2.06 shall be treated as separate and apart from the balance of the Plan.

                    ARTICLE III. PAYROLL DEDUCTIONS, COMPANY
                    CONTRIBUTIONS AND STOCK PURCHASE ACCOUNT

         Section 3.01 Deduction from Pay. The forms described in Section 2.02 will permit a Participant to elect payroll deductions of any multiple of 1% but not less than 2% or more than 10% of such Participant's Current Compensation for each pay period, subject to such other limitations as the Committee in its sole discretion may impose. A Participant may cease making payroll deductions at any time, subject to such limitations as the Committee in its sole discretion may impose.

         Section 3.02 Adjustments of Deduction in Pay. Participants may decrease or increase the rate of payroll deductions in accordance with Section 3.01 by submitting to the Company's Human Resources Department, or a stock brokerage or other financial services firm designated by the Company, a new subscription agreement and any other required documents no later than the fifteenth day of the month in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose.

         Section 3.03 Credit to Account. Payroll deductions will be credited to the Participant's Stock Purchase Account on each payday in accordance with Articles IV and V hereof.

         Section 3.04 Interest. No interest will be paid upon payroll deductions or any amount credited to, or on deposit in, a Participant's Stock Purchase Account.

         Section 3.06 Nature of Account. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Subsidiary (as the case may be). The Company may use amounts credited to the Stock Purchase Account for any corporate purpose, and the Company shall not be obligated to segregate such amounts credited to the Stock Purchase Account.

         Section 3.07 No Additional Contributions. Unless otherwise determined by the Committee, a Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

                      ARTICLE IV. RIGHT TO PURCHASE SHARES

         Section 4.01 Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the largest number of whole and fractional shares of Common Stock that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant's Stock Purchase Account, subject to the limitations that (a) no more than 1,000 shares of Common Stock may be purchased under the Plan by any one Participant for a given Purchase Period and (b) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Subsidiaries by any one Participant for any calendar year. If the purchases for all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 10.04, each Participant shall be allocated a pro rata portion of the Common Stock to be sold.

         Section 4.02 Purchase Price. The purchase price for any Purchase Period shall be the lesser of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period or (b) 85% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.

                          ARTICLE V. EXERCISE OF RIGHT

         Section 5.01 Purchase of Stock. On the last business day of a Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole and fractional shares of Common Stock purchasable with such amount (subject to the limitations of Section 4.01), unless the Participant has filed with the Company's Human Resources Department, or a stock brokerage or other financial services firm designated by the Company, in advance of the date set forth in Section 6.01 and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which requests the distribution of the entire credit balance in cash.

         Section 5.02 Return of Excess Credit Balance. Any payroll deductions accumulated in each Participant's Stock Purchase Account which are not used to purchase full or fractional shares of Common Stock due to the limitations of
Section 4.01 shall be returned to the Participant as soon as practicable, after the end of the applicable Purchase Period, without interest.


         Section 5.03 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing within at least ten days of any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

                 ARTICLE VI. WITHDRAWAL FROM PLAN; SALE OF STOCK

         Section 6.01 Voluntary Withdrawal. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company's Human Resources Department, or a stock brokerage or other financial services firm designated by the Company, a form provided for this purpose at least fifteen days prior to the end of the Purchase Period. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid, without interest, to the Participant in cash as soon as administratively possible. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until such eligible Regular Full-Time Employee subsequently files a timely election to re-enroll in the Plan pursuant to
Section 2.02.

         Section 6.02 Death. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's death occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant's estate has filed with the Company's Human Resources Department, or a stock brokerage or other financial services firm designated by the Company, at least fifteen days prior to the end of the Purchase Period, a form provided by the Company which elects to have the entire credit balance in such Participant's Stock Account distributed in cash as soon as administratively possible after the end of that Purchase Period or at such earlier time as the Committee in its sole discretion may decide. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the Common Stock or the amount that otherwise would have been distributed or paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant's lifetime. Unless the Participant has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.


         Section 6.03 Termination of Employment. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon a Participant's normal or early retirement with the consent of the Company under any pension or retirement plan of the Company or Participating Subsidiary, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's approved retirement occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant has filed with the Company's Human Resources Department, or a stock brokerage or other financial services firm designated by the Company, at least fifteen days prior to the end of the Purchase Period, a form provided by the Company which elects to receive the entire credit balance in such Participant's Stock Purchase Account in cash as soon as administratively possible after the end of that Purchase Period, provided that such Participant shall have no right to purchase Common Stock in the event that the last day of such a Purchase Period occurs more than three months following the termination of such Participant's employment with the Company by reason of such an approved retirement. In the event of any other termination of employment (other than death) with the Company or a Participating Subsidiary, participation in the Plan will cease on the date the Participant ceases to be a Regular Full-Time Employee for any reason. In such event, the entire credit balance in such Participant's Stock Purchase Account will be paid in cash to the Participant as soon as administratively possible. For purposes of this Section 6.03, a transfer of employment to any Participating

Subsidiary or a leave of absence which has been approved by the Committee will not be deemed a termination of employment as a Regular Full-Time Employee.

                         ARTICLE VII. NONTRANSFERABILITY

         Section 7.01 Nontransferable Right to Purchase. The right to purchase Common Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in Section 6.02, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

         Section 7.02 Nontransferable Account. Except as provided in Section 6.02, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

         Section 7.03 Nontransferable Shares. Except as the Committee shall otherwise permit, the Common Stock purchased by a Participant at the end of such Purchase Period pursuant to Section 5.01 may not be sold, assigned, transferred pledged or hypothecated prior to the first anniversary of the end of such Purchase Period in any way, and any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of such share or shares during such one year period will be null and void and without effect. Thereafter, a Stock certificate or other rights may be delivered in accordance with Section 8.04 hereof.

                       ARTICLE VIII. COMMON STOCK ISSUANCE

         Section 8.01 Issuance of Purchased Shares. Promptly after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause the Common Stock then purchased pursuant to Section 5.01 of the Plan to be issued for the benefit of the Participant and held in the Plan pursuant to Section 8.03 of the Plan.

         Section 8.02 Completion of Issuance. A Participant shall have no interest in the Common Stock purchased pursuant to Section 5.01 of the Plan until such Common Stock is issued for the benefit of the Participant pursuant to
Section 8.03 of the Plan.

         Section 8.03 Form of Ownership. The Common Stock issued under Section
8.01 of the Plan will be held in the Plan in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Company, until such time as certificates for such shares of Common Stock are delivered to or for the benefit of the Participant pursuant to Section 8.04 of the Plan.

         Section 8.04 Delivery. At any time following the conclusion of the nontransferability period set forth in Section 7.03 of the Plan and subject to such terms and conditions as the Committee in its sole discretion may impose, by filing with the Company a form provided by the Company for such purpose, a Participant may elect to have the Company cause to be delivered to or for the benefit of the Participant a certificate for the number of whole shares, and cash for the number of fractional shares, representing the Common Stock purchased pursuant to Section 5.01 of the Plan. The election notice will be processed as soon as practicable after receipt.

         Section 8.05 Securities Laws. The Company shall not be required to issue or deliver any shares of Common Stock until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of the Nasdaq National Market System or any stock exchange upon which the Common Stock may then be listed or admitted for trading), as may be determined by the Company to be applicable, are satisfied.

                    ARTICLE IX. EFFECTIVE DATE, AMENDMENT AND
                               TERMINATION OF PLAN

         Section 9.01 Effective Date. The Plan was approved by the Board of Directors on December 8, 2000 and shall be approved by the stockholders of the Company within twelve months thereof.

         Section 9.02 Plan Commencement. The initial Purchase Period under the Plan will commence on January 2, 2001. Thereafter, each succeeding Purchase Period will commence and terminate in accordance with Section 1.03.

         Section 9.03 Powers of Board. The Board of Directors may amend or discontinue the Plan at any time. No amendment or discontinuation of the Plan, however, shall without stockholder approval be made that: (i) requires stockholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company or (ii) permits the issuance of Common Stock before payment therefor in full.

         Section 9.04 Automatic Termination. The Plan shall automatically terminate when all of the shares of Common Stock provided for in Section 10.04 have been sold.

                            ARTICLE X. ADMINISTRATION

         Section 10.01 The Committee. Subject to the provisions of Section 10.03, the Plan shall be administered by a committee (the "Committee") of two or more directors of the Company. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

         Section 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant's rights with respect thereto but any such restrictions shall be contained in the documents by which a Participant elects to participate in the Plan pursuant to
Section 2.02. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

         Section 10.03 Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board, at any time and from time to time, without any further action of the Committee, may exercise the powers and duties of the Committee under this Plan. Moreover, the Board shall have the right to delegate any or all of its rights and duties under the Plan (other than the authority to amend the Plan) to any committee of the Board.


         Section 10.04 Stock to be Sold. The Common Stock to be issued and sold under the Plan may be treasury shares or authorized but unissued shares, or the Company may purchase Common Stock in the market for sale under the Plan. Except as provided in Section 11.01, the aggregate number of shares of Common Stock to be sold under the Plan will not exceed 2,275,000 shares.

         Section 10.05 Notices. Notices to the Committee should be addressed as follows:

                          eFunds Corporation
                          7272 East Indian School Road
                          Scottsdale, AZ 85251
                          ATTN: Corporate Secretary

             ARTICLE XI. ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY

         Section 11.01 Stock Dividend or Reclassification. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Certificate of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.

         Section 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

                           ARTICLE XII. APPLICABLE LAW

         Rights to purchase Common Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Delaware.

                                   P R O X Y

                              eFunds Corporation
                            7272 Indian School Road
                                   Suite 420
                             Scottsdale, AZ 85251

  The undersigned hereby appoints John A. Blanchard III, Paul H. Bristow and Steven F. Coleman, and each of them, proxies, with power of substitution and revocation, acting by a majority of those present and voting or if only one is present and voting then that one, to vote the stock of eFunds Corporation which the undersigned is entitled to vote, at the annual meeting of stockholders to be held on April 19, 2001 and at any adjournment thereof, with all the powers the undersigned would possess if present, with respect to the election of directors, the approval of the eFunds Corporation Annual Incentive Plan, 2000 Stock Incentive Plan and Employee Stock Purchase Plan, the ratification of the selection of Deloitte Touche LLP as independent auditors of the Company and such other business as may properly come before this meeting.

  This proxy shall be voted in accordance with such instructions as may be given on the reverse side of this proxy card. If no instructions are given, this proxy will be voted FOR the election as directors of the nominees listed on the reverse side of this card, the approval of the eFunds Corporation Annual Incentive Plan, 2000 Stock Incentive Plan and Employee Stock Purchase Plan, the ratification of the selection of Deloitte Touche LLP as independent auditors of the Company and in the proxies' discretion upon such other business as may properly come before the meeting. Please vote, sign, and date this proxy as indicated below and return promptly in the enclosed envelope. This proxy is solicited on behalf of the Board of Directors.

                                                                     -----------
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING    SEE REVERSE
THE ENCLOSED ENVELOPE.                                                  SIDE
                                                                     -----------

--------------------------------------------------------------------------------

                           . FOLD AND DETACH HERE .

       Please mark your                                                                                                      6099
   [X] votes as in this
       example.

------------------------------------------------------------------------------------------------------------------------------------
                              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3, 4 AND 5.
------------------------------------------------------------------------------------------------------------------------------------
                  FOR ALL   WITHHELD AS TO
                  NOMINEES   ALL NOMINEES                                                                       FOR  AGAINST ABSTAIN
1. Election of       [_]         [_]       Nominees:                                       3. To approve the    [_]    [_]    [_]
   Directors                               01) Jack Robinson and                              eFunds Corporation
   (see reverse)                           02) Sheila A. Penrose                              2000 Stock
For all nominees, except vote withheld                                                        Incentive Plan.
from the following nominee(s):                                       FOR  AGAINST  ABSTAIN
                                            2. To approve the eFunds [_]    [_]      [_]   4. To approve the    [_]    [_]    [_]
                                               Corporation Annual                             eFunds Corporation
                                               Incentive Plan.                                Employee Stock
___________________________________________                                                   Purchase Plan.
-------------------------------------------------------------------------------------------
                                                                                           5. To ratify the
                                                                                              selection of
                                                                                              Deloitte Touche
                                                                                              LLP as independent
                                                                                              auditors of the
                                                                                              Company.

                                                                                           6. In their discretion, the proxies are
                                                                                              authorized to vote upon such other
                                                                                              business as may properly come before
                                                                                              the meeting.
                                                                                          ------------------------------------------


                                                                                          Please sign exactly as name appears
                                                                                          hereon. Joint owners should each sign.
                                                                                          When signing as attorney, executor,
                                                                                          administrator, trustee or guardian, please
                                                                                          give full title as such.

                                                                                          __________________________________________

                                                                                          __________________________________________
                                                                                          SIGNATURE (S)                 DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                     .  FOLD AND DETACH HERE .

     Dear Shareholder:

     We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

     The EquiServe Vote by Telephone and Vote by Internet systems can be assessed 24-hours a day, seven days a week up until the day prior to the meeting.

         To Vote by Telephone:
         --------------------
         Using a touch-tone phone call Toll-free:               1-877-PRX-VOTE
         From outside the United States,                        (1-877-779-8683)
         call direct:                                           1-201-536-8073

         To Vote by Internet:
         -------------------
         Log on to the Internet and go to the website:
         http://www.eproxyvote.com/efds
         Note: If you vote over the Internet, you may incur costs such as telecommunications and Internet access charges, for which you will be responsible.

                       THANK YOU FOR VOTING YOUR SHARES
                            YOUR VOTE IS IMPORTANT!

 Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.